Exhibit 10.46

CASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

Amendment and Restatement
Effective January 1, 2015

CASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

Cash America International, Inc. (the “Controlling Company”) hereby amends and restates the Cash America International, Inc. 401(k) Savings Plan (the “Plan”).

STATEMENT OF PURPOSE

A.    The Controlling Company initially adopted the Plan effective as of January 1, 1991. It was last restated effective as of January 1, 2010, and has been amended since that date. The Plan, as set forth in this document, is generally effective as of January 1, 2015, and is intended and should be construed as a restatement and continuation of the Plan as previously in effect.

B.    This restatement of the Plan is intended to incorporate prior amendments and bring the Plan into compliance with the requirements of current laws and regulations enacted or issued prior to the adoption date of this restatement, including, but not limited to, the invalidation of the Defense of Marriage Act. This restatement also reflects the addition of a frozen unitized stock fund consisting of investments in cash and shares of common stock of Enova International, Inc., following the spinoff of Enova International, Inc. from the Controlling Company in the form of a stock dividend.

C.    The primary purpose of the Plan is to recognize the contributions made to the Controlling Company and its participating affiliates by employees and to reward those contributions by providing eligible employees with an opportunity to accumulate savings for their future security.

D.    The Controlling Company intends that the Plan be a profit sharing plan qualified under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended.

STATEMENT OF AGREEMENT

To amend and restate the Plan with the purposes and goals described above, the Controlling Company hereby sets forth the terms and provisions as follows:

i

1.35	Employee	7
1.36	Employment Date	8
	(a) Employed On or Before January 1, 1996	8
	(b) Employed After January 1, 1996	8
1.37	Enova Stock	8
1.38	Enova Stock Fund	8
1.39	Entry Date	8
1.40	ERISA	8
1.41	Forfeiture	8
1.42	Highly Compensated Employee	8
	(a) General Rule	8
	(b) Former Employees	9
	(c) Nonresident Aliens	9
	(d) Compliance with Code Section 414(q)	9
1.43	Hour of Service	9
	(a) General Rule	9
	(b) Equivalencies	10
	(c) Changes by Administrative Committee	10
	(d) Computation Period	10
1.44	Investment Committee	10
1.45	Investment Fund or Funds	10
1.46	Key Employee	10
1.47	Leave of Absence	10
1.48	Limitation Year	11
1.49	Matching Account	11
1.50	Matching Contributions	11
1.51	Maternity or Paternity Leave	11
1.52	Maximum Deferral Amount	11
1.53	Named Fiduciary	11
1.54	Non-Key Employee	11
1.55	Normal Retirement Age	11
1.56	Participant	11
1.57	Participating Company	11
1.58	Permissive Aggregation Group	11
1.59	Plan	11
1.60	Plan Year	11
1.61	Prior Plan	12
1.62	Qualified Military Service	12
1.63	Qualified Spousal Waiver	12
1.64	Related Company	12
1.65	Required Aggregation Group	12
1.66	Rollover Account	12
1.67	Rollover Contribution	12
1.68	Severance Date	12
1.69	Spouse or Surviving Spouse	12
1.70	Supplemental Account	13

1.71	Supplemental Contributions	13
1.72	Temporary Employee	13
1.73	Top-Heavy Group	13
1.74	Top-Heavy Plan	13
1.75	Transfer Account	13
1.76	Transfer Contributions	13
1.77	Trust or Trust Agreement	13
1.78	Trust Fund	13
1.79	Trustee	14
1.80	Valuation Date	14
1.81	Year of Eligibility Service	14
1.82	Years of Vesting Service	14
	(a) Aggregation Rule	14
	(b) Counting Periods of Severance	14
	(c) Pre-Break Service	15
	(d) Post-Break Service	15
	(e) Predecessor Plan	15
	(f) Predecessor Employer	15
	(g) Reemployed Veterans	15
	(h) Transition Rule for the 1996 Plan Year	15
ARTICLE II ELIGIBILITY		16
2.1	Initial Eligibility Requirements	16
	(a) General Rule	16
	(b) Participation on Effective Date	16
	(c) New Participating Companies	16
	(d) Predecessor Employer	16
2.2	Treatment of Interruptions of Service	17
	(a) Leave of Absence or Layoff	17
	(b) Termination before Participation	17
	(c) Termination after Participation	17
2.3	Change in Status	17
	(a) Exclusion Before Participation	17
	(b) Exclusion After Participation	17
	(c) Change to Covered Employee Status	18
2.4	Participant Information	18
ARTICLE III CONTRIBUTIONS		19
3.1	Before-Tax Contributions	19
	(a) Generally	19
	(b) Deferral Elections	19
	(c) Catch-Up Contributions	19
3.2	Special After-Tax Contributions	21
3.3	Matching Contributions	21
	(a) Generally	21
	(b) Special Corrective Match	21
	(c) Matching of Catch-Up Contributions	21

3.4	Supplemental Contributions	22
3.5	Form of Contributions	22
3.6	Timing of Contributions	22
	(a) Before-Tax Contributions	22
	(b) Matching and Supplemental Contributions	22
3.7	Contingent Nature of Company Contributions	22
3.8	Restoration Contributions	23
	(a) Restoration Upon Buy-Back	23
	(b) Restoration of Forfeitures	23
	(c) Restoration Contribution	23
3.9	Reemployed Veterans	23
ARTICLE IV ROLLOVERS AND TRANSFERS BETWEEN PLANS		25
4.1	Rollover Contributions	25
	(a) Request by Covered Employee	25
	(b) Acceptance of Rollover	25
4.2	Transfer Contributions	25
	(a) Direct Transfers Permitted	25
	(b) Mergers and Spin-Offs Permitted	26
	(c) Establishment of Transfer Accounts	26
	(d) Transfer Accounts	26
4.3	Spin-Offs to Other Plans	26
ARTICLE V PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS		27
5.1	Establishment of Participants’ Accounts	27
5.2	Allocation and Crediting of Before-Tax, Matching, Rollover and Transfer Contributions	27
5.3	Allocation and Crediting of Supplemental Contributions	27
	(a) General Provision	27
	(b) Per Capita Supplemental Contributions	28
	(c) Proportional Supplemental Contributions	28
	(d) Targeted Supplemental Contributions	28
	(e) Supplemental Matching Contributions	28
5.4	Crediting of Restoration Contributions	28
5.5	Allocation of Forfeitures	29
5.6	Allocation and Crediting of Investment Experience	29
5.7	Allocation of Adjustments Upon Changes in Capitalization	29
5.8	Good Faith Valuation Binding	29
ARTICLE VI CONTRIBUTION AND SECTION 415 LIMITATIONS AND NONDISCRIMINATION REQUIREMENTS		30
6.1	Maximum Limitation on Elective Deferrals	30
	(a) Maximum Elective Deferrals Under Participating Company Plans	30
	(b) Return of Excess Before-Tax Contributions	30
	(c) Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements	30
	(d) Discretionary Return of Elective Deferrals	30

	(e) Return of Excess Annual Additions	30
6.2	Nondiscrimination Requirements for Before-Tax Contributions	31
	(a) ADP Tests	31
	(b) ADP or Actual Deferral Percentage	31
	(c) Adjustments to Actual Deferral Percentages	32
	(d) Multiple Plans	33
	(e) Separate Testing	33
	(f) Interpretation	33
6.3	Nondiscrimination Requirements for Matching Contributions	33
	(a) ACP Tests	33
	(b) ACP or Actual Contribution Percentage	34
	(c) Adjustments to Actual Contribution Percentages	34
	(d) Multiple Plans	36
	(e) Separate Testing	36
	(f) Interpretation	36
6.4	Order of Application	36
6.5	Code Section 415 Limitations on Maximum Contributions	36
	(a) General Limit on Annual Additions	36
	(b) Rules of Application	37
	(c) Compliance with Code Section 415	38
	(d) Combined Plan Limit	38
6.6	Construction of Limitations and Requirements	38
ARTICLE VII INVESTMENTS		39
7.1	Establishment of Trust Account	39
7.2	Investment Funds	39
	(a) Establishment of Investment Funds	39
	(b) Reinvestment of Cash Earnings	39
7.3	Participant Direction of Investments	39
	(a) Investment of Contributions	39
	(b) Investment of Existing Account Balances	40
	(c) Conditions Applicable to Elections	40
	(d) Restrictions on Investments	40
	(e) Sales and Purchases of Company Stock	40
	(f) Enova Stock Fund	41
7.4	Valuation	42
7.5	Purchase of Life Insurance	42
7.6	Voting and Tender Offer Rights with Respect to Investment Funds	42
7.7	Fiduciary Responsibilities for Investment Directions	42
7.8	Appointment of Investment Manager; Authorization to Invest in Collective Trust	42
	(a) Investment Manager	42
	(b) Collective Trust	43
7.9	Voting and Tender Offer Rights with Respect to Company Stock	43
	(a) Voting Rights	43
	(b) Tender Offer Rights	43
	(c) Confidentiality	43

v

	(d) Dissemination of Pertinent Information	44
7.10	Voting and Tender Offer Rights with Respect to Enova Stock	44
	(a) Voting Rights	44
	(b) Tender Offer Rights	44
	(c) Dissemination of Pertinent Information	44
ARTICLE VIII VESTING IN ACCOUNTS		45
8.1	General Vesting Rule	45
	(a) Fully Vested Accounts	45
	(b) Matching Accounts	45
	(c) Transfer Accounts	45
8.2	Vesting Upon Attainment of Normal Retirement Age, Death or Disability	45
8.3	Timing of Forfeitures and Vesting after Restoration Contributions	45
	(a) Timing of Forfeitures	45
	(b) Reemployment and Vesting After Distribution	46
	(c) Reemployment and Vesting Before Any Distribution	46
8.4	Vesting after Partial Distribution	46
8.5	Amendment to Vesting Schedule	47
	(a) Changes to Vesting of Future Contributions	47
	(b) Changes to Vesting of Existing Accounts	47
ARTICLE IX IN-SERVICE WITHDRAWALS AND LOANS		48
9.1	In-Service Withdrawals	48
	(a) General	48
	(b) Election to Withdraw	48
	(c) Source of Withdrawal Amounts	48
	(d) Payment of Withdrawal	48
	(e) Effect of Outstanding Loan	48
9.2	Hardship Withdrawals	48
	(a) Parameters of Hardship Withdrawals	48
	(b) Immediate and Heavy Financial Need	49
	(c) Necessary to Satisfy a Financial Need	49
	(d) Source of Withdrawal Amounts	49
	(e) Form of Withdrawal Amount	49
9.3	Withdrawals from Rollover Accounts	50
	(a) Parameters of Withdrawals	50
	(b) Source of Withdrawal Amounts	50
	(c) Form of Withdrawal Amount	50
9.4	Age 59½ Withdrawals	50
	(a) Parameters of Withdrawals	50
	(b) Source of Withdrawal Amounts	50
	(c) Form of Withdrawal Amount	50
9.5	Distributions and Withdrawals from Transfer Accounts	50
9.6	Withdrawals in the Event of Certain Natural Disasters of Terroristic Actions	50
	(a) Affected Participants	51
	(b) Period for Withdrawals	51

	(c) Withdrawals from Accounts other than Before-Tax or Supplemental	51
	(d) Withdrawals from Before-Tax Accounts	51
9.7	Loans to Participants	52
	(a) Grant of Authority	52
	(b) Nondiscriminatory Policy	52
	(c) Minimum Loan Amount	52
	(d) Maximum Loan Amount	52
	(e) Adequacy of Security	53
	(f) Rate of Interest	53
	(g) Crediting Loan Payments to Accounts	53
	(h) Remedies in the Event of Default	53
	(i) Leaves of Absence	54
9.8	Transition Rule	54
ARTICLE X PAYMENT OF BENEFITS FROM ACCOUNTS		55
10.1	Benefits Payable for Reasons Other Than Death	55
	(a) General Rule Concerning Benefits Payable	55
	(b) Timing of Distribution	55
	(c) Delay Upon Reemployment	56
10.2	Death Benefits	56
10.3	Restrictions on Distributions from Before-Tax and Supplemental Accounts	57
10.4	Forms of Distribution	57
	(a) Method	57
	(b) Direct Rollover Distributions	57
10.5	Qualified Domestic Relations Orders	58
10.6	Beneficiary Designation	58
	(a) General	58
	(b) No Designation or Designee Dead or Missing	59
10.7	Murder of Participant	59
10.8	Claims	59
	(a) Participant Rights	59
	(b) Procedure	60
	(c) Review Procedure	61
	(d) Satisfaction of Claims	62
10.9	Explanation of Rollover Distributions	62
10.10	Unclaimed Benefits	62
10.11	Recovery of Mistaken Payments	63
10.12	Recordkeeper Transition Rule	63
ARTICLE XI ADMINISTRATION		64
11.1	Administrative Committee; Appointment and Term of Office	64
	(a) Appointment	64
	(b) Removal; Resignation	64
11.2	Organization of Administrative Committee	64
11.3	Powers and Responsibility	64
	(a) Fiduciary Responsibilities	64
	(b) Other Powers	65
11.4	Delegation	66

11.5	Construction of the Plan	66
11.6	Assistants and Advisors	66
	(a) Engaging Advisors	66
	(b) Reliance on Advisors	66
11.7	Investment Committee	66
	(a) Appointment	66
	(b) Duties	67
11.8	Direction of Trustee	67
11.9	Bonding	67
11.10	Indemnification	67
ARTICLE XII ALLOCATION OF AUTHORITY AND RESPONSIBILITIES		69
12.1	Controlling Company	69
	(a) General Responsibilities	69
	(b) Authority of Participating Companies	69
12.2	Administrative Committee	69
	(a) General Responsibilities	69
	(b) Allocation of Authority	69
12.3	Investment Committee	69
12.4	Trustee	70
12.5	Limitations on Obligations of Fiduciaries	70
12.6	Delegation	70
12.7	Multiple Fiduciary Roles	70
ARTICLE XIII AMENDMENT, TERMINATION AND ADOPTION		71
13.1	Amendment	71
13.2	Termination	71
	(a) Right to Terminate	71
	(b) Vesting Upon Complete Termination	71
	(c) Dissolution of Trust	71
	(d) Vesting Upon Partial Termination	72
13.3	Adoption of the Plan by a Participating Company	72
	(a) Procedures for Participation	72
	(b) Single Plan	72
	(c) Authority under Plan	72
	(d) Contributions to Plan	72
	(e) Withdrawal from Plan	73
13.4	Merger, Consolidation and Transfer of Assets or Liabilities	73
ARTICLE XIV TOP-HEAVY PROVISIONS		74
14.1	Top-Heavy Plan Years	74
14.2	Determination of Top-Heavy Status	74
	(a) Application	74
	(b) Special Definitions	74
	(c) Special Rules	75
14.3	Top-Heavy Minimum Contribution	76
	(a) Multiple Defined Contribution Plans	76

	(b) Defined Contribution and Benefit Plans	76
	(c) Defined Contribution Minimum	77
	(d) Defined Benefit Minimum	77
14.4	Top-Heavy Minimum Vesting	78
14.5	Construction of Limitations and Requirements	78
ARTICLE XV MISCELLANEOUS		79
15.1	Nonalienation of Benefits and Spendthrift Clause	79
	(a) General Nonalienation Requirements	79
	(b) Exception for Qualified Domestic Relations Orders	79
	(c) Exception for Loans from the Plan	79
	(d) Exception for Crimes Against the Plan	79
15.2	Headings	80
15.3	Construction, Controlling Law	80
15.4	Legally Incompetent	80
15.5	Title to Assets, Benefits Supported Only By Trust Fund	80
15.6	Legal Action	81
15.7	Exclusive Benefit; Refund of Contributions	81
	(a) Permitted Refunds	81
	(b) Payment of Refund	81
	(c) Limitation on Refund	81
15.8	Plan Expenses	81
15.9	Special Effective Dates	82
	(a) Intent of Plan	82
	(b) Compliance	82
15.10	Satisfaction of Writing Requirement By Other Means	82

SCHEDULE A		A-1

SCHEDULE B		B-1

SCHEDULE C		C-1

SCHEDULE D		D-1

SCHEDULE E		E-1

ARTICLE I
DEFINITIONS
For purposes of the Plan, the following terms, when used with an initial capital letter, will have the meanings set forth below unless a different meaning plainly is required by the context.

1.1    Account means, with respect to a Participant or Beneficiary, the amount of money or other property in the Trust Fund, as is evidenced by the last balance posted in accordance with the terms of the Plan to the account record established for such Participant or Beneficiary. The Administrative Committee, as required by the terms of the Plan and otherwise as it deems necessary or desirable in its sole discretion, may establish and maintain separate subaccounts for each Participant and Beneficiary. “Account” refers to the aggregate of all separate subaccounts or to individual, separate subaccounts, as may be appropriate in context.
1.2    ACP or Actual Contribution Percentage means the percentage described in Section 6.3(b).
1.3    ACP Tests means the nondiscrimination tests described in Section 6.3.
1.4    Active Participant means, for any Plan Year (or any portion thereof), any Covered Employee who, pursuant to the terms of Article II, has been admitted to, and not removed from, active participation in the Plan since the last date his employment commenced or recommenced; provided, to the extent applicable, “Active Participant” will apply separately to each type of Contribution which has a different eligibility requirement under Section 2.1.
1.5    Administrative Committee means the committee which will act to administer the Plan as provided in Article XI. The Administrative Committee will be the plan administrator, as that term is defined in Code Section 414(g), and the administrator, as that term is defined in ERISA Section 3(16)(A). To the extent that an Administrative Committee is not appointed, the Controlling Company may act in lieu of the Administrative Committee.
1.6    ADP or Actual Deferral Percentage means the percentage described in Section 6.2(b).
1.7    ADP Tests means the nondiscrimination tests described in Section 6.2.
1.8    Affiliate means, as of any date and, other than for purposes of Section 6.5, determined separately with respect to the Controlling Company and each Related Company, (i) a Participating Company, and (ii) any company, person or organization which, on such date, (A) is a member of the same controlled group of corporations [within the meaning of Code Section 414(b)] as is a Participating Company; (B) is a trade or business (whether or not incorporated) which controls, is controlled by or is under common control [within the meaning of Code Section 414(c)] with a Participating Company; (C) is a member of an affiliated service group [as defined in Code Section 414(m)] which includes a Participating Company; or (D) is required to be aggregated with a Participating Company pursuant to regulations under Code Section 414(o). Solely for purposes of Sections 6.5, 1.19(a)(5) and 1.19(c), the term “Affiliate” as defined in this Section will be deemed to include any entity that would be an Affiliate if the phrase “more than 50 percent” were substituted for the phrase “at least 80 percent” in each place the latter phrase appears in Code Section 1563(a)(1).
1.9    Annual Addition means the sum of the amounts described in Code Section 415(c)(2).
1.10    Before-Tax Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to his Before-Tax Contributions.
1.11    Before-Tax Contributions means the amount paid by each Participating Company to the Trust Fund at the election of Participants pursuant to the terms of Section 3.1(a).
1.12    Beneficiary means the person(s) designated in accordance with Section 10.6 to receive any death benefits that may be payable under the Plan upon the death of a Participant.
1.13    Board means the board of directors of the Controlling Company. To the extent any committee of the Board has the authority to act on behalf of the Board, an action taken by such committee will be treated as an action by the Board. A reference to the board of directors of any other Participating Company will specify it as such.
1.14    Break in Service will have the meaning set forth in subsection (a) hereof, subject to the terms of subsections (b) and (c) hereof:
(a)    Plan Years Beginning Before January 1, 1996. With respect to Plan Years beginning before January 1, 1996, any Plan Year during which such Employee fails to complete more than 500 Hours of Service; provided, a Break in Service will not be deemed to have occurred during any period for which the Employee is granted a Leave of Absence if he returns to the service of an Affiliate within the time permitted. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave will be credited with (i) the number of Hours of Service with which he normally would have been credited but for the Maternity or Paternity Leave, or (ii) if the Administrative Committee is unable to determine the hours described in clause (i), 8 Hours of Service for each day of absence included in the Maternity or Paternity Leave; provided, the maximum number of Hours of Service credited for purposes of this subsection (a) will not exceed 501 hours. Hours of Service so credited will be applied only to the Plan Year in which the Maternity or Paternity Leave begins, unless such Hours of Service are not required to prevent the Employee from incurring a Break in Service, in which event such Hours of Service will be credited to the Employee in the immediately following Plan Year. No Hour of Service will be credited due to Maternity or Paternity Leave as described in this subsection unless the Employee furnishes proof satisfactory to the Administrative Committee (A) that his absence from work was due to a Maternity or Paternity Leave and (B) of the number of days he was absent due to the Maternity or Paternity Leave.

(b)    Periods of Severance Beginning On and After January 1, 1996. With respect to periods of severance beginning on and after an Employee’s Employment Date, a period of 12 consecutive months beginning on a Severance Date or anniversary of such date, during which an Employee does not complete an Hour of Service. For purposes of determining whether or not the Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, an Employee absent from work due to a Maternity or Paternity Leave will not have a Break in Service until the second anniversary of the first day of such absence from employment, provided that the period between the first and second anniversary of such first day of absence is not a period of service for any other purpose.
(c)    Effect of Family and Medical Leave Act. For purposes of determining whether or not an Employee has incurred a Break in Service, and solely for the purpose of avoiding a Break in Service, to the extent required under the Family and Medical Leave Act of 1993 and the regulations thereunder, an Employee will be deemed to be performing services for an Affiliate during any period the Employee is granted leave under such Act.
1.15    Catch-Up Contributions means the additional Before-Tax Contributions that may be made pursuant to the terms of Section 3.1(c) by Participants who have attained age 50 by the last day of a Plan Year.
1.16    Code means the Internal Revenue Code of 1986, as amended, and any succeeding federal tax provisions.
1.17    Company Stock means the $.10 par value per share common stock of the Controlling Company.
1.18    Company Stock Fund means the Investment Fund invested in Company Stock.
1.19    Compensation has the meaning set forth in subsection (a), (b), (c), (d) or (e) hereof, whichever is applicable:
(a)    Benefit Compensation. For purposes of determining the amount of Before-Tax Contributions pursuant to Section 3.1, determining the amount of Matching Contributions pursuant to Section 3.3, allocating Supplemental Contributions pursuant to Section 5.3 (other than Section 5.3(d)), and for all other purposes except those set forth in subsections (b), (c), (d) and (e) hereof, “Compensation” means, for any Plan Year, the total of the amounts described in subsections (1) and (2), excluding the amounts described in subsections (3), (4), (5), (6) and (7), determined as follows:
(1)    All amounts that are wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by an Affiliate (in the course of the Affiliate’s trade or business) for which the Affiliate is required to furnish the Employee a written statement under Code Sections 6041(d), 6051(a)(3) and 6052 (i.e., all amounts reportable by Affiliates as wages subject to income tax on IRS Form W‑2); provided, such amounts will be determined without regard to any rules that limit the remuneration included in wages based on the nature or location of employment or the services performed [such as the exception for agricultural labor in Code Section 3401(a)(2)]; plus
(2)    Any elective deferral (as defined in Section 402(g)(3)), and any amount which is contributed or deferred by an Affiliate at the election of the Employee and which is not includable in the gross income of the Employee by reason of Code Sections 125, 457 or 132(f)(4), including any amounts not available to an Employee in cash in lieu of group health coverage because the Employee is unable to certify that he has other health coverage; excluding
(3)    All amounts included in subsection (1) that consist of any reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation and welfare benefits (even if includable in gross income); excluding
(4)    All amounts included in subsection (1) or (2) and not otherwise excluded under subsection (3) that are paid on the payroll of an Affiliate that is not a Participating Company; excluding
(5)    All amounts included in subsection (1) or (2) and not otherwise excluded under subsection (3) or (4) that are paid after the Participant’s severance from employment with all Affiliates, except to the extent that (A) the Compensation is paid by the later of 2½ months after severance from employment or the end of the Plan Year that includes the date of severance from employment, and (B) (i) the Compensation is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the employee’s regular working hours (such as overtime or shift differential), commissions, bonuses or other similar payments, and the Compensation would have been paid to the Employee prior to severance from employment if the employee had continued in employment with an Affiliate, or (ii) the Compensation is payment for unused accrued bona fide sick, vacation or other leave that the Employee would have been able to use if employment had continued and the Compensation would have been included in Compensation under the Plan if paid prior to severance from employment. The exclusion under this subsection does not apply to payments to an individual who does not currently perform services for an Affiliate because of Qualified Military Service, to the extent the payments do not exceed the amounts the individual would have received if the individual had continued to perform services for an Affiliate rather than entering Qualified Military Service. For purposes of this subsection, a Participant will not be considered to have a severance from employment if, in connection with a change of employment, the Participant’s new employer maintains the Plan with respect to the Participant; excluding
(6)    All amounts otherwise included in Compensation pursuant to subsections (1) through (5) that consist of any amounts paid or made available to a Participant during the Plan Year while he is not an Active Participant; excluding
(7)    All Compensation in excess of $200,000 (or such other limit as is applicable for the Plan Year under Code Section 401(a)(17)).

(b)    Top-Heavy Compensation. Solely for purposes of Section 14.3 (relating to minimum Contributions under a Top-Heavy Plan), “Compensation” means, with respect to a Participant for a specified period, the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2) hereof, excluding the amounts described in subsections (a)(5) and (a)(7) hereof.
(c)    Section 415 Compensation. Solely for purposes of Section 6.5 (relating to maximum contribution and benefit limitations under Code Section 415), “Compensation” means, with respect to a Participant for a Limitation Year, the total of the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2), excluding the amounts described in subsections (a)(5) and (a)(7), if “Limitation Year” were substituted for “Plan Year.”
(d)    Key Employee and Highly Compensated Employee Compensation. Solely for purposes of determining which Employees are Key Employees and which Employees are Highly Compensated Employees for any applicable Plan Year, “Compensation” means, with respect to an Employee for a specified Plan Year, the total of the amounts from all Affiliates referred to in subsections (a)(1) and (a)(2), excluding the amount described in subsection (a)(5).
(e)    Testing Compensation. For purposes of performing discrimination testing to ensure compliance with Code Sections 401(a)(4), 401(k) and 401(m) and for purposes of allocating Supplemental Contributions under Section 5.3(d), “Compensation” generally means the total of the amounts from all Affiliates determined under subsections (a)(1) and (a)(2), but excluding the amounts determined under subsections (a)(5), (a)(6) and (a)(7); provided, on a Plan Year-by-Plan Year basis, the Administrative Committee may elect to use any other definition that satisfies the nondiscrimination requirements of Code Section 414(s).
1.20    Contributions means, individually or collectively, the Before-Tax, Matching, Supplemental, Rollover and Transfer Contributions permitted under the Plan.
1.21    Controlling Company means Cash America International, Inc., a Texas corporation with its principal office in Fort Worth, Texas, and its successors that adopt the Plan.
1.22    Covered Employee means an Employee of a Participating Company other than:
(a)    An Employee who is a leased employee within the meaning of Code Section 414(n);

(b)    An individual classified as an independent contractor, a leased employee or an Employee of a company that is not a Participating Company under a Participating Company’s customary worker classification practices (whether or not such individual is actually an Employee of a Participating Company);

(c)    An Employee who is a nonresident alien who receives no earned income from an Affiliate that constitutes income from sources within the United States;

(d)    To the extent determined by the Controlling Company or the Administrative Committee and set forth on Schedule E hereto (or in any other records of the Controlling Company or the Administrative Committee), an individual who either (i) becomes an Employee as a result of an acquisition of, or a merger with, one or more companies or enterprises by an Affiliate or an acquisition of all or a portion of the assets or business of a company or enterprise by an Affiliate, or (ii) becomes an Employee in a division or business associated with the companies, enterprises, assets or business described in (i); or

(e)    An Employee who is classified by a Participating Company as an intern.

1.23    Deferral Election means an election by an Active Participant directing the Participating Company of which he is an Employee to withhold a percentage of his current Compensation from his paychecks and to contribute such withheld amount to the Plan as Before-Tax Contributions, pursuant to the terms of Section 3.1.
1.24    Defined Benefit Minimum means the minimum benefit level as described in Section 14.3(d).
1.25    Defined Benefit Plan means any qualified retirement plan maintained by an Affiliate which is not a Defined Contribution Plan.
1.26    Defined Contribution Minimum means the minimum contribution level as described in Section 14.3(c).
1.27    Defined Contribution Plan means any qualified retirement plan maintained by an Affiliate which provides for an individual account for each participant and for benefits based solely on the amount contributed to the participant’s account and any income, expenses, gains, losses and forfeitures of accounts of other participants, which may be allocated to such participant’s account.
1.28    Determination Date means the date described in Section 14.2(b)(1).
1.29    Disability or Disabled means that a Participant is, in the opinion of the Administrative Committee, wholly prevented from engaging in any substantial gainful activity by reason of a medically determinable physical or mental impairment that can be expected to result in death or to be of long-continued and indefinite duration. In determining whether a Participant has suffered a Disability, the Administrative Committee or its designee may require such medical proof as it deems necessary, including the certificate of one or more licensed physicians selected by the Administrative Committee. The decision of the Administrative Committee as to Disability will be final and binding.
1.30    Effective Date means January 1, 2015, the date that this restatement of the Plan generally will be effective; provided, any effective date specified herein for any provision, if different from the “Effective Date,” will control.
1.31    Elective Deferrals means, with respect to a Participant for any calendar year, the total amount of his Before-Tax Contributions plus such other amounts determined pursuant to the terms of Code Section 402(g)(3).

1.32    Eligible Nonhighly Compensated Participant means, for a Plan Year, a Participant who (i) is not a Highly Compensated Employee, and (ii) is taken into account in performing the ADP or ACP Tests.
1.33    Eligible Retirement Plan means either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), (iii) a qualified trust described in Code Section 401(a) the terms of which permit the acceptance of rollover distributions, (iv) an annuity plan described in Code Section 403(a), (v) an annuity contract described in Code Section 403(b), (vi) an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred from the Plan, or (vii) a Roth IRA described in Code Section 408A. This definition will also apply in the case of a distribution to a Surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p). In the case of a distribution to a non-spouse Beneficiary, Eligible Retirement Plan means either (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), or (iii) a Roth IRA described in Code Section 408A, in each case established for the purpose of receiving the distribution on behalf of the Beneficiary.
1.34    Eligible Rollover Distribution means any distribution to a Participant, his Surviving Spouse (after his death), a Spouse or former Spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or a non-spouse Beneficiary, of all or any portion of his Account; provided, an “Eligible Rollover Distribution” will not include (i) any distribution which is one of a series of substantially equal periodic payments made not less frequently than annually, (A) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and his Beneficiary, or (B) for a specified period of 10 years or more; (ii) any distribution to the extent such distribution is required under Code Section 401(a)(9); (iii) any distribution which is made upon hardship of the Participant; (iv) the portion of the distribution that is not includible in gross income, except to the extent that it is transferred (A) in a direct trustee-to-trustee transfer to a qualified trust or to an annuity contract described in Code Section 403(b), and such trust or contract provides for separate accounting for amounts so transferred and earnings thereon, including separately accounting for the portion of such distribution that is includible in gross income and the portion of the distribution which is not so includible, or (B) to an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (other than an endowment contract); or (v) distributions that are reasonably expected to total less than $200 in a Plan Year. For purposes of this definition, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).
1.35    Employee means any individual who is employed by an Affiliate (including officers, but excluding independent contractors and directors who are not officers or otherwise employees), including leased employees of an Affiliate within the meaning of Code Section 414(n). The term “leased employee” includes any person who is not a common-law employee of an Affiliate and who, pursuant to an agreement between an Affiliate and any other person, has performed services for an Affiliate on a substantially full-time basis for a period of at least 1 year under the primary direction or control of the Affiliate. Notwithstanding the foregoing, if leased employees constitute 20% or less of an Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii), the term “Employee” does not include those leased employees covered by a plan described in Code Section 414(n)(5)(B).
1.36    Employment Date means:
(a)    Employed On or Before January 1, 1996. With respect to an Employee employed on January 1, 1996, either (i) January 1, 1996, or (ii) if such Employee performs 1,000 Hours of Service during the period between January 1, 1996, and June 30, 1996, January 1, 1997; and
(b)    Employed After January 1, 1996. With respect to an Employee first employed after January 1, 1996, either (i) the date on which he first completes an Hour of Service, or (ii) if such Employee performs 1,000 Hours of Service during the period beginning on the date he first completes an Hour of Service and ending on June 30, 1996, January 1, 1997.
1.37    Enova Stock means the common stock of Enova International, Inc., a Delaware corporation that was formerly an Affiliate of the Controlling Company.
1.38    Enova Stock Fund means the Investment Fund that is primarily invested in Enova Stock.
1.39    Entry Date means the first day of every calendar month during the period in which the Plan remains in effect. In addition, the Administrative Committee may prescribe and set forth on a schedule hereto or in its records a special Entry Date for individuals who are employed by a predecessor employer or a new Participating Company, and who otherwise have satisfied the requirements for eligibility.
1.40    ERISA means the Employee Retirement Income Security Act of 1974, as amended.
1.41    Forfeiture means, for any Plan Year, the dollar amount that is removed from Accounts but not distributed during such Plan Year.
1.42    Highly Compensated Employee means an Employee who is described in either subsection (a)(1) or (a)(2) hereof, as modified by subsections (b), (c) and (d) hereof. The determination of Highly Compensated Employees will be made separately with respect to the Controlling Company and its Affiliates and each Related Company and its Affiliates.
(a)    General Rule.
(1)    An Employee who at any time during the current Plan Year or the immediately preceding Plan Year owned [or was considered as owning within the constructive ownership rules of Code Section 318 as modified by Code Section 416(i)(1)(B)(iii)] more than 5% of the outstanding stock of a corporate Affiliate or stock possessing more than 5% of the total combined voting power of all stock of a corporate Affiliate or more than 5% of the capital or profits interest in a noncorporate Affiliate; or
(2)    An Employee who at any time during the immediately preceding Plan Year received Compensation in excess of $80,000 (or such other amount as is applicable for the Plan Year under Code Section 414(q)).
(b)    Former Employees. For purposes of this Section, a former Employee will be treated as a Highly Compensated Employee if (i) the former Employee was a Highly Compensated Employee at the time the Employee severed from employment with all Affiliates, or (ii) the former Employee was a Highly Compensated Employee at any time after he attained age 55.
(c)    Nonresident Aliens. For purposes of this Section, nonresident aliens who receive no earned income from an Affiliate which constitutes income from sources within the United States [as described in Code Section 414(q)(8)] will not be treated as Employees.
(d)    Compliance with Code Section 414(q). The determination of who is a Highly Compensated Employee will be made in accordance with Code Section 414(q) and the regulations thereunder.
1.43    Hour of Service means the increments of time described in subsection (a) hereof, as modified by subsections (b) and (c) hereof:
(a)    General Rule.
(1)    Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for an Affiliate during the applicable computation period;
(2)    Each hour for which an Employee is paid, or entitled to payment, by an Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or Leave of Absence; provided:
(A)    No more than 501 Hours of Service will be credited under this subsection (a)(2) to an Employee for any single continuous period during which he performs no duties as an Employee (whether or not such period occurs in a single computation period);
(B)    An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which he performs no duties as an Employee will not be credited as an Hour of Service if such payment is made or due under a plan maintained solely to comply with applicable workers’ compensation, unemployment compensation or disability insurance laws; and

(C)    Hours of Service will not be credited to an Employee for a payment which solely reimburses such Employee for medical or medically related expenses incurred by him.
For purposes of this subsection (a)(2), a payment will be deemed to be made by or due from an Affiliate regardless of whether such payment is made by or due from an Affiliate directly, or indirectly through, among others, a trust fund or insurer, to which the Affiliate contributes or pays premiums and regardless of whether contributions made or due to the trust fund, insurer or other entity are for the benefit of particular Employees or are on behalf of a group of Employees in the aggregate;

(3)    Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by an Affiliate; provided, the same Hours of Service will not be credited both under subsection (a)(1) or subsection (a)(2), as the case may be, and under this subsection (a)(3); and, provided further, crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in subsection (a)(2) will be subject to the limitations set forth in that subsection; and
(4)    Each hour for which an Employee is required to be granted leave under the Uniformed Services Employment and Reemployment Rights Act of 1994; provided, the same Hours of Service will not be credited under subsections (a)(1), (a)(2) or (a)(3) as the case may be, and under this subsection (a)(4).
(b)    Equivalencies. Notwithstanding anything herein to the contrary, in accordance with applicable regulations promulgated by the Department of Labor, any Employees designated by the Administrative Committee (including but not limited to Employees for whom accurate Hours of Service are not available) will be credited with 190 Hours of Service for each month for which such Employee would be required to be credited with at least 1 Hour of Service.
(c)    Changes by Administrative Committee. The rate or manner used for crediting Hours of Service may be changed at the direction of the Administrative Committee from time to time so as to facilitate administration and to equitably reflect the purposes of the Plan; provided, no change will be effective as to any Plan Year for which allocations have been made pursuant to Article V at the time such change is made. Hours of Service will be credited and determined in compliance with Department of Labor Regulation Section 2530.200b-2(b) and (c), 29 CFR Part 2530, as may be amended from time to time, or such other federal regulations as may from time to time be applicable.
(d)    Computation Period. For purposes of this Section, a “computation period” means the 12-month period that forms the basis for determining an Employee’s Years of Vesting Service or an Employee’s Year of Eligibility Service, as applicable.
1.44    Investment Committee means the committee which will make and effect investment decisions, as provided in Article XI. Unless the Controlling Company specifies otherwise, the Administrative Committee will serve as the Investment Committee. To the extent that neither an Administrative Committee nor an Investment Committee is appointed, the Controlling Company may act in lieu of the Investment Committee.

1.45    Investment Fund or Funds means one or all of the investment funds established from time to time pursuant to the terms of Section 7.2.
1.46    Key Employee means a “key employee” as defined in Code Section 416(i)(1).
1.47    Leave of Absence means an excused leave of absence granted to an Employee by an Affiliate in accordance with applicable federal or state law or the Affiliate’s personnel policy.
1.48    Limitation Year means the 12-month period ending on each December 31, which will be the “limitation year” for purposes of Code Section 415 and the regulations thereunder.
1.49    Matching Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Matching Contributions.
1.50    Matching Contributions means the amounts paid under the Plan by each Participating Company to the Trust Fund as a match on Participants’ Before-Tax Contributions, pursuant to the terms of Section 3.3.
1.51    Maternity or Paternity Leave means any period during which an Employee is absent from work as an Employee (i) because of the pregnancy of such Employee, (ii) because of the birth of a child of such Employee, (iii) because of the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of such Employee caring for a child immediately after the birth or placement of such child.
1.52    Maximum Deferral Amount means $15,000 [or such other limit as is applicable for a Plan Year under Code Section 402(g)], as adjusted by the Secretary of the Treasury under Code Section 402(g)(4) for cost-of-living increases. For Participants who have attained age 50 by the last day of a Plan Year, the Maximum Deferral Amount will be increased by $5,500, as adjusted by the Secretary of the Treasury under Code Section 414(v)(2)(C) for cost-of-living increases.
1.53    Named Fiduciary means the Administrative Committee and the Investment Committee.
1.54    Non-Key Employee means the persons described in Section 14.2(b)(2).
1.55    Normal Retirement Age means age 59½.
1.56    Participant means any person who has been admitted to, and has not been removed from, participation in the Plan pursuant to the provisions of Article II. “Participant” will include an Active Participant and a former Employee who has an Account under the Plan.
1.57    Participating Company means a company that has been designated as participating in the Plan for the benefit of its Employees and that continues to participate in the Plan, all as provided in Section 13.3.

1.58    Permissive Aggregation Group means the group of plans described in Section 14.2(b)(3).
1.59    Plan means the Cash America International, Inc. 401(k) Savings Plan as contained herein and all amendments hereto. The Plan is intended to be a profit sharing plan qualified under Code Sections 401(a) and 401(k).
1.60    Plan Year means the 12-month period ending on each December 31.
1.61    Prior Plan means a qualified retirement plan from which the Plan accepts Transfer Contributions.
1.62    Qualified Military Service means any service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) by any individual if such individual is entitled to reemployment rights under such Chapter with respect to such service.
1.63    Qualified Spousal Waiver means a written election executed by a Spouse, delivered to the Administrative Committee and witnessed by a notary public or a Plan representative, which consents to the payment of all or a specified portion of a Participant’s death benefit to a primary Beneficiary other than such Spouse and which acknowledges that such Spouse has waived his right to be the Participant’s primary Beneficiary under the Plan. A Qualified Spousal Waiver will be valid only with respect to the Spouse who signs it and will apply only to the alternative primary Beneficiary designated therein, unless the written election expressly permits other designations without further consent of the Spouse. A Qualified Spousal Waiver will be irrevocable unless revoked by the Participant by way of a written statement delivered to the Administrative Committee prior to the Participant’s date of death.
1.64    Related Company means as of any date, any Participating Company which is an Affiliate solely because the Controlling Company has permitted it to become a Participating Company, but which is not (i) a member of the same controlled group of corporations [within the meaning of Code Section 414(b)], (ii) a member of a group of trades or businesses under common control [within the meaning of Code Section 414(c)], or (iii) required to be aggregated with a group [in accordance with Code Section 414(o)], which includes the Controlling Company.
1.65    Required Aggregation Group means the group of plans described in Section 14.2(b)(4).
1.66    Rollover Account means the separate subaccount established and maintained on behalf of a Covered Employee, Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Rollover Contributions.
1.67    Rollover Contribution means any eligible rollover distribution, as defined in Code Section 402(c)(4), to a Participant from an Eligible Retirement Plan, other than a Roth IRA described in Code Section 408A, that is contributed as a rollover contribution to this Plan.
1.68    Severance Date means, with respect to an Employee, the earlier of:

(a)    the date his employment with all Affiliates terminates; or

(b)    the first anniversary of the first date such Employee is absent from employment with all Affiliates (with or without pay) for any reason other than his termination of employment (for example, vacation, disability, Leave of Absence or layoff).

1.69    Spouse or Surviving Spouse means, with respect to a Participant, (i) effective from June 26, 2013, through September 15, 2013, the person who is treated as married to such Participant under the laws of the state in which the Participant resides, without regard to the Defense of Marriage Act; and (ii) effective as of September 16, 2013, the person who is treated as married to such Participant under the laws of any U.S. or foreign jurisdiction having the legal authority to sanction marriages, as determined pursuant to the Code and ERISA. In addition, a Participant’s former Spouse will be treated as his Spouse or Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Code Section 414(p).
1.70    Supplemental Account means the separate subaccount established and maintained on behalf of a Participant or Beneficiary to reflect his interest in the Trust Fund attributable to Supplemental Contributions.
1.71    Supplemental Contributions means the qualified nonelective contributions paid to the Trust Fund by each Participating Company pursuant to the terms of Section 3.4.
1.72    Temporary Employee means an Employee who, at the time he initially is employed by an Affiliate, is classified by his employer as a temporary employee.
1.73    Top-Heavy Group means the group of plans described in Section 14.2(b)(5).
1.74    Top-Heavy Plan means a plan to which the conditions set forth in Article XIV apply.
1.75    Transfer Account means one or more separate subaccounts established and maintained on behalf of a Participant or beneficiary to reflect his interest in the Trust Fund attributable to Transfer Contributions; provided, to the extent that the Administrative Committee (in conjunction with the Plan’s recordkeeper) deems appropriate, other subaccounts may be used to reflect Participant’s interests attributable to Transfer Contributions. “Transfer Account” will refer to the aggregate of all separate subaccounts established for Transfer Contributions or to individual, separate subaccounts appropriately described, as may be appropriate in context. Transfer Accounts will be reflected and described on a schedule hereto.
1.76    Transfer Contributions means amounts which are received either (i) by a direct trustee-to-trustee transfer or (ii) as part of a spin-off, merger or other similar event by the Trustee from the trustee or custodian of the Prior Plan and held in the Trust Fund on behalf of a Participant or Beneficiary. Transfer Contributions will retain the character that those contributions had under the Prior Plan; for example, after-tax contributions under the Prior Plan will continue to be treated as after-tax contributions when held in the Transfer Account.

1.77    Trust or Trust Agreement means each agreement entered into between the Controlling Company and a Trustee governing the creation of a Trust Fund, and all amendments thereto. If more than one Trust Fund is used to hold Plan assets, there will be a separate and distinct Trust and Trust Agreement for each such Trust Fund. To the extent indicated by the context, “Trust” or “Trust Agreement” may refer collectively to all Trusts and Trust Agreements creating Trust Funds.
1.78    Trust Fund means the total amount of cash and other property held by a Trustee (or any nominee thereof) at any time under a Trust Agreement. To the extent indicated by context, “Trust Fund” may refer to all of the Trust Funds under the Plan.
1.79    Trustee means the party or parties so designated from time to time pursuant to a Trust Agreement. If more than one Trust Fund is used to hold Plan assets, there may be a separate and distinct Trustee for each such Trust Fund. To the extent indicated by the context, “Trustee” may refer to all of the Trustees or Trustee groups for the Trust Funds.
1.80    Valuation Date means each day the New York Stock Exchange is open for trading; provided, the value of an Account or the Trust Fund on any other date will be the value determined as of the immediately preceding date on which the New York Stock Exchange was open for trading.
1.81    Year of Eligibility Service means a 12-consecutive-month period during which an Employee completes no less than 1,000 Hours of Service. For purposes of this Section, the computation period initially will be the 12-consecutive-month period beginning on the Employee’s Employment Date and thereafter will be each Plan Year, beginning with the Plan Year that includes the first anniversary of the Employee’s Employment Date. Notwithstanding any provisions to the contrary, Year of Eligibility Service will include any period of Qualified Military Service for reemployments initiated after December 12, 1994. See Section 2.1(d) for the treatment of periods of employment with predecessor employers.
1.82    Years of Vesting Service means, with respect to an Employee, and subject to the terms of subsections (a), (b), (c), (d), (e), (f), (g) and (h) hereof, the total of (i) his Years of Vesting Service determined under the terms of the Plan in effect before January 1, 1996, plus (ii) the number of whole 12-month periods of service commencing on the Employee’s Employment Date and ending on his Severance Date, subject to the following provisions:
(a)    Aggregation Rule. In determining an Employee’s number of whole 12-month periods of service for purposes of this Section, nonsuccessive periods of service will be aggregated (to the extent that any portion of such service is not excluded pursuant to the terms of subsection (c) or (d) hereof) on the basis of days of service, with 365 days of service equal to one Year of Service. Periods of service of less than 365 days will be disregarded.
(b)    Counting Periods of Severance. In determining an Employee’s periods of service for purposes of this Section, the following periods of severance will be taken into account and treated as periods of service:
(1)    If an Employee’s employment with all Affiliates terminates and the Employee then performs an Hour of Service within 12 months of his Severance Date, the period between his Severance Date and his next, succeeding Employment Date will be treated as a period of service; and
(2)    If an Employee’s employment with all Affiliates terminates before the end of the initial 12-month period that begins on the first date such Employee is absent from employment with all Affiliates for any reason other than termination of his employment (for example, vacation, disability, leave of Absence or layoff), and if such Employee then performs an Hour of Service before the end of said initial 12-month period, the period from his initial date of absence to his next succeeding Employment Date will be treated as a period of service.
(c)    Pre-Break Service. For Breaks in Service ending on or before September 30, 2010, Years of Vesting Service completed prior to a period in which the Employee incurred 5 or more consecutive Breaks in Service will be disregarded under the Plan if the Employee had no vested interest in employer contributions in his Account attributable to employer contributions at the time the first Break in Service commenced.
(d)    Post-Break Service. For Breaks in Service ending on or before September 30, 2010, Years of Vesting Service completed after a period in which the Participant had at least 5 consecutive Breaks in Service will be disregarded for the purpose of determining his vested interest in that portion of his Account which accrued before such Breaks in Service.
(e)    Predecessor Plan. To the extent required by Code Section 414(a)(1) and not otherwise counted hereunder, if an Affiliate maintains a plan that is or was the qualified retirement plan of a predecessor employer, an Employee’s service with such predecessor employer will be taken into account in determining his Years of Vesting Service.
(f)    Predecessor Employer. To the extent (i) determined by the Controlling Company or the Administrative Committee, (ii) set forth on Schedule B hereto (or in other records of the Controlling Company or the Administrative Committee), and (iii) not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate will be taken into account in determining his Years of Vesting Service, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee of an Affiliate as a result of such transaction.
(g)    Reemployed Veterans. Notwithstanding any provision to the contrary, Years of Vesting Service will include any period of qualified military service in accordance with the requirements of Code Section 414(u).
(h)    Transition Rule for the 1996 Plan Year. With respect to the 1996 Plan Year, an Employee will be credited with one Year of Vesting Service if (i) he completes 1,000 Hours of Service during the period beginning on January 1, 1996 and ending on June 30, 1996, or (ii) he completes 12 whole month periods of service (determined and credited under the elapsed time method of counting service) during the 1996 Plan Year; provided, no more than one Year of Vesting Service will be granted pursuant to this subsection (h).

ARTICLE II
ELIGIBILITY
2.1    Initial Eligibility Requirements.
(a)    General Rule. Except as provided in subsections (a)(1), (a)(2), (b) or (c) hereof, every Covered Employee will become an Active Participant on the Entry Date coincident with or next following the date that is such Covered Employee’s 30-day anniversary of the date he first became employed by an Affiliate, provided he is a Covered Employee on such Entry Date.
(1)    Temporary Employees. In the case of a Covered Employee who is a Temporary Employee, such Employee will become an Active Participant on the Entry Date coincident with or next following the date on which he first completes 1 Year of Eligibility Service, provided he is a Covered Employee on such Entry Date.
(2)    Change in Status. A Temporary Employee who ceases to be a Temporary Employee prior to meeting the eligibility requirements in subsection (a)(1), but who continues to be or later becomes a Covered Employee, will become an Active Participant on the later of (i) the first day of the first payroll period that begins after the date of such change in status, or (ii) the Entry Date coinciding with or next following the Employee’s completion of 30 days of service with the Affiliates, provided he is a Covered Employee on such initial date of participation.
(b)    Participation on Effective Date. Each Covered Employee who is an Active Participant in the Plan on the day immediately preceding the Effective Date will continue as an Active Participant in the Plan in accordance with the terms of the Plan.
(c)    New Participating Companies. For Employees of companies that become Participating Companies after the Effective Date, each Covered Employee employed by a Participating Company on the date such Participating Company first becomes a Participating Company will become an Active Participant as of such Participating Company’s effective date under the Plan, if, as of the Participating Company’s effective date, the Covered Employee has met the eligibility requirements set forth in subsection (a).
(d)    Predecessor Employer. To the extent (i) determined by the Controlling Company or the Administrative Committee, (ii) set forth on Schedule B hereto (or in other records of the Controlling Company or the Administrative Committee), and (iii) not otherwise counted hereunder, an Employee’s periods of employment with one or more companies or enterprises acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate, or which was previously an Affiliate but is no longer an Affiliate, will be taken into account in determining his service under this Section 2.1, provided that such Employee was employed by such company or enterprise on the effective date of the transaction and became an Employee of an Affiliate as a result of such transaction.

2.2    Treatment of Interruptions of Service.
(a)    Leave of Absence or Layoff. If a Covered Employee is on a Leave of Absence or layoff on the Entry Date on which he otherwise would have become an Active Participant, he will become an Active Participant on the date he subsequently resumes the performance of duties as a Covered Employee in accordance with the terms of his Leave of Absence or layoff.
(b)    Termination before Participation. If a Covered Employee satisfies the eligibility requirements set forth in Section 2.1, terminates employment with a Participating Company (and all other Participating Companies) before the Entry Date on which he otherwise would become an Active Participant, and then is reemployed by a Participating Company, he will become an Active Participant as of the later of (i) the Entry Date on which he otherwise would have become an Active Participant if he had not terminated employment or (ii) the date he is reemployed as a Covered Employee. For this purpose, the eligibility requirements from Section 2.1 that are applied will be the requirements that apply to the job classification that the Covered Employee has upon rehire (e.g., Temporary Employee or otherwise).
(c)    Termination after Participation. If an Active Participant terminates employment with a Participating Company (and all other Participating Companies), his active participation in the Plan will cease immediately, and he again will become an Active Participant as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he will continue to be a Participant until he no longer has an Account under the Plan.
2.3    Change in Status.
(a)    Exclusion Before Participation. If a Covered Employee (i) satisfies the eligibility requirements set forth in Section 2.1, (ii) changes his employment status (but remains employed) so that he ceases to be a Covered Employee before the Entry Date on which he otherwise would become an Active Participant, and (iii) then again changes his employment status and becomes a Covered Employee prior to completing a Break in Service, he will become an Active Participant as of the later of (A) the date that would have been his Entry Date, or (B) the date he again becomes a Covered Employee. For this purpose, the eligibility requirements from Section 2.1 that are applied will be the requirements that apply to the job classification that the Covered Employee has upon return to Covered Employee status (e.g., Temporary Employee or otherwise). If an Employee covered by this subsection does complete a Break in Service prior to again becoming a Covered Employee, his entry to participation in the Plan will be governed by Section 2.2(c).
(b)    Exclusion After Participation. If an Active Participant changes his status of employment (but remains employed) so that he is no longer a Covered Employee, his active participation in the Plan will cease immediately, and he will again become an Active Participant in the Plan as of the day he again becomes a Covered Employee. However, regardless of whether he again becomes an Active Participant, he will continue to be a Participant until he no longer has an Account under the Plan.

(c)    Change to Covered Employee Status. If an Employee who first satisfied the eligibility requirements of Section 2.1 while he was not a Covered Employee subsequently changes his employment status (including rehire) so that he becomes a Covered Employee, he will become an Active Participant as of the later of (i) the date that would have been his Entry Date, or (ii) the date of his change in status. For this purpose, the eligibility requirements from Section 2.1 that are applied will be the requirements that apply to the job classification that the Employee has upon becoming a Covered Employee (e.g., Temporary Employee or otherwise).
2.4    Participant Information.
Each Covered Employee who becomes a Participant will, as soon as practicable thereafter, execute and file with the Administrative Committee such personal information and data as the Administrative Committee deems necessary for the orderly administration of the Plan. In addition, each Participant will keep the Administrative Committee or its delegate or agent informed of any changes in such information, including changes to his address and the address(es) of his Beneficiary(ies).

ARTICLE III
CONTRIBUTIONS
3.1    Before-Tax Contributions.
(a)    Generally. Each Participating Company will contribute to the Plan, on behalf of each Active Participant employed by such Participating Company and for each regular payroll period and for each other payment of Compensation (such as the payment of a bonus) for which such Active Participant has a Deferral Election in effect with such Participating Company, a Before-Tax Contribution in an amount equal to the amount by which such Active Participant’s Compensation has been reduced for such period pursuant to his Deferral Election. The amount of the Before-Tax Contribution will be determined in increments of 1% of such Active Participant’s Compensation for each payroll period. The Active Participant may elect to reduce his Compensation for any period by a minimum of 1% and a maximum of 75% (or such other minimum or maximum percentages and/or amounts established by the Administrative Committee from time to time); provided, the maximum limitations in Article VI will apply. Notwithstanding the foregoing, each Active Participant who is a Highly Compensated Employee may not elect to reduce his Compensation for any period by more than 5% (or other percentage specified by the Administrative Committee as a lower deferral limit for Highly Compensated Employees for the Plan Year than would otherwise apply to Active Participants under this subsection (a)), and each Highly Compensated Employee’s Before-Tax Contributions for a Plan Year will not exceed such percentage of his total Compensation for such Plan Year.
(b)    Deferral Elections. Each Active Participant who desires that his Participating Company make a Before-Tax Contribution on his behalf may make a Deferral Election. Such Deferral Election will be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system or in such other manner as the Administrative Committee may prescribe, and will provide for the reduction of the Active Participant’s Compensation for each payment of eligible Compensation made while he is an Active Participant. Notwithstanding the foregoing and absent an affirmative election to the contrary, (i) each Employee who becomes a Participant due to change in status pursuant to Section 2.1(a)(2) or 2.3, or who is eligible for the Plan immediately upon rehire or return to status as a Covered Employee as described in Sections 2.2(b) and (c), will be deemed to have made a Deferral Election at a rate equal to 3% (or such other amount as the Administrative Committee determines, in its sole discretion), effective as soon as practicable following the later of the 30th day after such change in status or his or her date of initial participation or return to participation; and (ii) each other Covered Employee hired on or after January 1, 2006, will be deemed to have made a Deferral Election at a rate equal to 3% (or such other amount as the Administrative Committee determines, in its sole discretion) as soon as practicable on or after his or her date of initial participation in the Plan. The Administrative Committee in its sole discretion may prescribe such nondiscriminatory terms and conditions governing Deferral Elections as it deems appropriate. Subject to any modifications, additions or exceptions that the Administrative Committee, in its sole discretion, deems necessary, appropriate or helpful, the following terms will apply to Deferral Elections:

(1)    Effective Date. An Active Participant’s initial Deferral Election (or deemed Deferral Election, as applicable) with a Participating Company will be effective as soon as practicable after the date on which the Deferral Election is processed by the Participating Company.
(2)    Notification and Waiver of Elections. Within a reasonable period of time before a Covered Employee first becomes an Active Participant (or, for a former Active Participant who again becomes an Active Participant or a former Covered Employee who first becomes an Active Participant, within a reasonable time after the most recent date on which he becomes an Active Participant), the Plan Administrator (or its designee) will notify such employee that, by becoming and remaining a Covered Employee of a Participating Company, he is deemed to have elected to defer the amounts described above; provided, such Covered Employee may complete, within a reasonable time before the last day of the payroll period on or after the date he becomes an Active Participant (or the 30-day anniversary of the date he becomes or again becomes an Active Participant, if applicable), a new Deferral Election to modify or revoke such deemed election.
(3)    Term. Each Active Participant’s Deferral Election will remain in effect in accordance with its original terms until the earliest of (A) the date the Active Participant ceases to be a Covered Employee, (B) the date the Active Participant revokes such Deferral Election, or (C) the date the Active Participant or the Administrative Committee modifies such Deferral Election.
(4)    Revocation. An Active Participant’s Deferral Election will terminate upon his ceasing to be a Covered Employee. In addition, an Active Participant may revoke his Deferral Election with a Participating Company in the manner prescribed by the Administrative Committee, and such revocation will be effective as soon as administratively practicable after being submitted in accordance with procedures established for the Plan. An Active Participant who revokes a Deferral Election may enter into a new Deferral Election in the manner prescribed by the Administrative Committee, effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan; provided, the Administrative Committee, in its sole discretion, may specify a suspension period for all Participants who voluntarily revoke their Deferral Elections, such that any new Deferral Election will not be effective until a later date.
(5)    Modification by Participant. Effective as soon as administratively practicable after being submitted in accordance with procedures established under the Plan, an Active Participant may modify his existing Deferral Election to increase or decrease the percentage of his Before-Tax Contribution by making a new Deferral Election in the manner prescribed by the Administrative Committee.
(6)    Modification by Administrative Committee. Notwithstanding anything herein to the contrary, the Administrative Committee may modify any Deferral Election of any Active Participant at any time by decreasing the percentage of any Before-Tax Contributions to any extent the Administrative Committee believes necessary to comply with the limitations described in Article VI.

(c)    Catch-Up Contributions. All Active Participants who have attained or will attain age 50 on or before the last day of a Plan Year will be eligible to make Catch-Up Contributions in accordance with, and subject to, the limitations of Code Section 414(v). Subject to the foregoing limitations and except as otherwise provided herein, such Catch-Up Contributions will be treated as Before-Tax Contributions for all purposes under the Plan. Catch-Up Contributions will be made in accordance with procedures that the Administrative Committee may adopt from time to time.
3.2    Special After-Tax Contributions.
Pursuant to a Compliance Statement issued by the Internal Revenue Service on June 15, 1998, certain Active Participants who received an unauthorized refund from the Plan were permitted to make an after-tax contribution to the Plan. Each such contribution will be allocated and credited to a special after-tax account established on behalf of such Participant and will be treated as if it constitutes a Before-Tax Contribution to a Before-Tax Account for purposes of making payments, withdrawals and loans to such Participant in accordance with Articles IX and X of the Plan.
3.3    Matching Contributions.
(a)    Generally. For each Active Participant on whose behalf a Participating Company has made, with respect to a payroll period or any other payment of Compensation, any Before-Tax Contributions, such Participating Company will make, with respect to such payroll period or other payment of Compensation, a Matching Contribution equal to 50% of the amount of such Before-Tax Contributions; provided the total amount of the Matching Contributions which a Participating Company will make for any Active Participant for any payroll period or any other payment of Compensation will not exceed 2.5% of such Active Participant’s Compensation paid by the Participating Company for a payroll period or as part of such other payment of Compensation (that is, the 50% Matching Contribution will not be applied to the amount of a Before-Tax Contribution that exceeds 5% of such Participant’s Compensation), nor will such amount exceed (or cause the Contributions to exceed) any of the maximum limitations described in Article VI.
(b)    Special Corrective Match. Pursuant to a Compliance Statement issued by the Internal Revenue Service on June 15, 1998, certain Active Participants who received an unauthorized refund from the Plan were permitted to receive a Matching Contribution to the Plan. Each such contribution will be allocated and credited to the Matching Account of such Participant and will be treated as if it constitutes a Matching Contribution to such Participant’s Matching Account for purposes of making payments, withdrawals and loans to such Participant in accordance with Articles IX and X of the Plan.
(c)    Matching of Catch-Up Contributions. Any contribution designated as a Catch-Up Contribution at the time it is made will not be included in a Participant’s Before-Tax Contributions for purposes of calculating Matching Contributions for Highly Compensated Employees, regardless of whether all or part of such contribution is later recharacterized as not constituting a Catch-Up Contribution under Code Section 414(v). Catch-Up Contributions will be included in a Participant’s Before-Tax Contributions for purposes of calculating Matching Contributions for Participants who are not Highly Compensated Employees.

3.4    Supplemental Contributions.
To the extent and in such amounts as the Board or the Administrative Committee, in its sole discretion, deems desirable for any Plan Year and subject to the requirements and limitations set forth in Article VI of the Plan, each Participating Company will make a Supplemental Contribution for a Plan Year.
3.5    Form of Contributions.
All Contributions will be paid to the Trustee in the form of cash and/or Company Stock.
3.6    Timing of Contributions.
(a)    Before-Tax Contributions. Each Participating Company will pay Before-Tax Contributions to the Trustee no sooner than immediately following the Participant’s performance of services with respect to which the Before-Tax Contributions were made (or when the cash or other taxable benefit would be currently available, if earlier); provided, in accordance with Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C)(2), earlier payment may be made in order to accommodate bona fide administrative considerations.
(b)    Matching and Supplemental Contributions. Each Participating Company will make best efforts to pay its Matching and Supplemental Contributions to the Trustee (i) on or before the date for filing its federal income tax return (including extensions thereof) for the tax year to which such Matching and Supplemental Contributions relate, or (ii) on or before any other date that is within the time allowed to permit the Participating Company to properly deduct, for federal income tax purposes and for the tax year of the Participating Company in which the obligation to make such Contributions was incurred, the full amount of such Matching and Supplemental Contributions; provided, in the event the amount of Supplemental Contributions cannot be calculated by the latest date described hereinabove, such Supplemental Contributions may be made at a later date (subject to the limitations under Code Section 415) which is on or before the last day of the Plan Year following the Plan Year to which such Supplemental Contributions relate. Each Participating Company will pay Matching Contributions to the Trustee no sooner than the date on which the Participating Company makes the Before-Tax Contribution to which the Matching Contribution relates; provided, this timing limitation will not apply to (i) a Forfeiture that is allocated as a Matching Contribution pursuant to Section 5.5, or (ii) a Matching Contribution made in order to accommodate bona fide administrative considerations in accordance with Treasury Regulation Section 1.401(m)-1(a)(2)(iii)(C).
3.7    Contingent Nature of Company Contributions.
Notwithstanding any other provision of this Article III and subject to the terms of Section 15.7, Contributions made to the Plan by a Participating Company are made expressly contingent upon the deductibility thereof for federal income tax purposes for the taxable year of the Participating Company with respect to which such Contributions are made.

3.8    Restoration Contributions.
(a)    Restoration Upon Buy-Back. If a Participant who is not 100% vested in his Account has received a distribution of his entire vested Account in a manner described in Section 8.3, and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, that individual may, prior to the earlier of (i) 5 years after the first date on which he is rehired or (ii) the close of the first period of 5 consecutive Breaks in Service commencing after the distribution, repay the full amount of the distribution to the Trustee (unadjusted for gains or losses). Upon such repayment, his Account will be credited with (i) all of the benefits (unadjusted for gains or losses) which were forfeited, and (ii) the amount of the repayment.
(b)    Restoration of Forfeitures. If a Participant has forfeited his entire Account in accordance with Section 8.3(c), or if the nonvested amount in a Participant’s Matching Account or Transfer Account was removed from his Account and allocated as a Forfeiture prior to distribution of his Account pursuant to Section 8.3(a) and the Participant has not received a distribution of his Account as of the date of reemployment, and such Participant subsequently is rehired as a Covered Employee prior to the occurrence of 5 consecutive Breaks in Service, his Account will be credited with all of the benefits (unadjusted for gains or losses) which were forfeited, if any.
(c)    Restoration Contribution. The assets necessary to fund the Account of the rehired individual in excess of the amount of the Participant’s repayment, if any, will be provided no later than as of the end of the Plan Year following the Plan Year in which repayment occurs (if subsection (a) hereof applies) or the individual is rehired (if subsection (b) hereof applies), and will be provided in the discretion of the Administrative Committee from (i) income or gain to the Trust Fund, (ii) Forfeitures arising from the Accounts of Participants employed or formerly employed by the Participating Companies, or (iii) Contributions by the Participating Companies.
3.9    Reemployed Veterans.
Notwithstanding any provision in this Plan to the contrary, contributions and benefits with respect to Qualified Military Service will be provided in accordance with Code Section 414(u). In the event a Participant resumes employment following a period of Qualified Military Service and is entitled to Contributions relating to such period of Qualified Military Service under the Uniformed Services Employment and Reemployment Rights Act of 1994, the amount of any makeup Contributions to which the Participant would otherwise be entitled under Code Section 414(u) upon return to employment will be reduced by Contributions made to the Plan on the Participant’s behalf based on differential wage payments, as defined in Code Section 3401(h)(2), during such period of Qualified Military Service. In the case of a Participant who dies while performing Qualified Military Service, the survivors of the Participant will be entitled to any additional benefits, other than benefit accruals relating to the period of Qualified Military Service, that would be provided under the Plan if the Participant had resumed then terminated employment due to death.

ARTICLE IV
ROLLOVERS AND TRANSFERS BETWEEN PLANS
4.1    Rollover Contributions.
(a)    Request by Covered Employee. A Covered Employee may make a request (in writing or in such other format as permitted by the Administrative Committee) to the Administrative Committee that he be permitted to contribute, or cause to be contributed, to the Trust Fund a Rollover Contribution which is received by such Covered Employee or to which such Covered Employee is entitled. Such written request will contain information concerning the type of property constituting the Rollover Contribution and a statement, satisfactory to the Administrative Committee, that the property constitutes a Rollover Contribution. If a Covered Employee who is not a Participant makes a Rollover Contribution, the time and method of distribution of such Covered Employee’s Rollover Account will be determined under the terms of the Plan as if such Covered Employee were a Participant, but he will not be considered a Participant under the Plan for any other purpose. Notwithstanding the foregoing, the Administrative Committee, in its sole discretion, may allow an individual (i) who becomes an Employee of an Affiliate as a result of one or more companies or enterprises being acquired by or merged into, or all or a portion of the assets or business of which are acquired by, an Affiliate, and (ii) who is employed by such company or enterprise on the effective date of the transaction, to make a Rollover Contribution prior to becoming a Covered Employee in accordance with the conditions set forth in this Section.
(b)    Acceptance of Rollover. Subject to the terms of the Plan and the Code (including regulations and rulings thereunder), the Administrative Committee, in its sole discretion, will determine whether (and if so, under what conditions and in what form) a Rollover Contribution will be accepted by the Trustee. For example, the Administrative Committee, in its sole discretion, may decide to allow Rollover Contributions from a Covered Employee and/or direct Rollover Contributions from another qualified retirement plan [as described in Code Section 401(a)(31)] and may decide to pass through to the Covered Employee making the Rollover Contribution any recordkeeping fees directly attributable to his Rollover Contribution. In the event the Administrative Committee permits a Covered Employee to make a Rollover Contribution, the amount of the Rollover Contribution will be transferred to the Trustee and allocated as soon as practicable thereafter to a Rollover Account for the Covered Employee. Unless the Administrative Committee permits otherwise, all Rollover Contributions will be made in cash. The Administrative Committee, in its sole discretion and subject to such rules as it may determine, may decide to allow a Covered Employee whose previous employer was acquired by a Participating Company to rollover outstanding plan loans as part of his Rollover Contribution.
4.2    Transfer Contributions.
(a)    Direct Transfers Permitted. The Administrative Committee, in its sole discretion, may permit direct trustee-to-trustee transfers of assets and liabilities to the Plan [which will be distinguished from direct Rollover Contributions as described in Code Section 401(a)(31)] as a Transfer Contribution on behalf of a Participant.

(b)    Mergers and Spin-Offs Permitted. The Administrative Committee, in its sole discretion, may permit other qualified retirement plans to transfer assets and liabilities to the Plan as part of a merger, spin-off or similar transaction. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements as the Administrative Committee may deem appropriate. Without limitation, the Administrative Committee will determine the schedule under which such Transfer Contributions will vest.
(c)    Establishment of Transfer Accounts. As soon as practicable after the date the Trustee receives a Transfer Contribution, there will be credited to one or more Transfer Accounts of each Participant the total amount received from the respective accounts of such Participant in the transferring qualified retirement plan. Any amounts so credited as a result of any such merger or spin-off or other transfer will be subject to all of the terms and conditions of the Plan from and after the date of such transfer.
(d)    Transfer Accounts. The rules and terms applicable to Transfer Contributions and resulting Transfer Accounts will be reflected on a schedule hereto.
4.3    Spin-Offs to Other Plans.
The Administrative Committee, in its sole discretion, may cause the Plan to transfer to another qualified retirement plan (as part of a spin-off, change in control or similar transaction) all or part of the assets and liabilities maintained under the Plan. Any such transfer will be made in accordance with the terms of the Code and subject to such rules and requirements, as the Administrative Committee may deem appropriate. Upon the effectiveness of any such transfer, the Plan and Trust will have no further responsibility or liability with respect to the transferred assets and liabilities.

ARTICLE V
PARTICIPANTS’ ACCOUNTS; CREDITING AND ALLOCATIONS
5.1    Establishment of Participants’ Accounts.
To the extent appropriate, the Administrative Committee will establish and maintain, on behalf of each Participant and Beneficiary, an Account which will be divided into segregated subaccounts. The subaccounts will include (to the extent applicable)  Before-Tax, Matching, Supplemental, Rollover and Transfer Accounts and such other subaccounts as the Administrative Committee deems appropriate or helpful. Each Account will be credited with Contributions allocated to such Account and generally will be credited with income on investments derived from the assets of such Accounts. Notwithstanding anything herein to the contrary, while Contributions may be allocated to a Participant’s Account as of a particular date (as specified in the Plan), such Contributions will actually be added to a Participant’s Account and will be credited with investment experience only from the date such Contributions are received and credited to the Participant’s Account by the Trustee. Each Account of a Participant or Beneficiary will be maintained until the value thereof has been distributed to or on behalf of such Participant or Beneficiary.
5.2    Allocation and Crediting of Before-Tax, Matching, Rollover and Transfer Contributions.
On each Valuation Date coinciding with or occurring as soon as practicable after the date on which Before-Tax, Matching, Rollover and Transfer Contributions are received on behalf of an Active Participant, such Contributions will be allocated and credited to the appropriate Before-Tax Account, Matching Account, Rollover Account and Transfer Accounts, respectively, of such Active Participant. Notwithstanding the foregoing, the allocation of Before-Tax Contributions, and the Matching Contributions which relate to such Before-Tax Contributions, will be effective no later than the last day of the Plan Year during which such Before-Tax Contributions are withheld from the Active Participant’s Compensation.
5.3    Allocation and Crediting of Supplemental Contributions.
(a)    General Provision. As of the last day of each Plan Year for which the Participating Companies make (or are deemed to have made) Supplemental Contributions, each Participant who is eligible to receive an allocation of Supplemental Contributions for such Plan Year (pursuant to the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable) will have allocated and credited to his Supplemental Account a portion of the Supplemental Contributions made for such Plan Year by the Participating Companies. The Administrative Committee will cause a portion of such Supplemental Contributions to be allocated to the Supplemental Account of each such Participant in accordance with the terms of subsection (b), (c), (d) or (e) hereof, whichever is applicable. Any Supplemental Contribution made to correct a failure to satisfy the ADP Tests will be separate from any Supplemental Contribution made to correct a failure to satisfy the ACP Tests. Each such separate Supplemental Contribution may be allocated pursuant to the terms of subsections (b), (c), (d) or (e) hereof and will be separately subject to any limitations set forth in those subsections (including, but not limited to, the 5% maximum set forth in subsection (d) hereof).

(b)    Per Capita Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Per Capita Supplemental Contributions,” such Contributions will be allocated to the Supplemental Accounts of all Eligible Nonhighly Compensated Participants, on a per capita basis (that is, the same dollar amount will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant).
(c)    Proportional Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Proportional Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) the Compensation of such Eligible Nonhighly Compensated Participant for such Plan Year bears to (ii) the total Compensation of all Eligible Nonhighly Compensated Participants for such Plan Year.
(d)    Targeted Supplemental Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Targeted Supplemental Contributions,” such Contributions will be allocated to the Supplemental Account of some or all Eligible Nonhighly Compensated Participants, (i) beginning with such Eligible Nonhighly Compensated Participant(s) who have the lowest Compensation until (A) such Eligible Nonhighly Compensated Participant(s) reach their annual addition limits (as described in Section 6.5), (B) to the extent that such Targeted Supplemental Contributions are designated by the Administrative Committee as being used solely to satisfy the ADP Tests and/or ACP Tests, such Eligible Nonhighly Compensated Participant(s) are allocated a Supplemental Contribution equal to 5% of their Compensation, or (C) the amount of the Supplemental Contributions is fully allocated, and then (ii) continuing with successive individuals or groups of such Eligible Nonhighly Compensated Participants in the same manner until the amount of the Targeted Supplemental Contributions is fully allocated.
(e)    Supplemental Matching Contributions. To the extent that the Board and/or Administrative Committee designates all or any portion of the Supplemental Contributions for a Plan Year as “Supplemental Matching Contributions,” such contributions will be allocated to the Supplemental Account of each Eligible Nonhighly Compensated Participant, in the same proportion that (i) such Eligible Nonhighly Compensated Participant’s Plan Year Before-Tax Contributions that do not exceed the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year bears to (ii) the total of all such Eligible Nonhighly Compensated Participants’ Plan Year Before-Tax Contributions (calculated by taking into account for such Eligible Nonhighly Compensated Participants only the maximum amount of Before-Tax Contributions taken into account in determining Matching Contributions for such Plan Year).
5.4    Crediting of Restoration Contributions.
As of the Valuation Date coinciding with or immediately following the date on which the Plan restores the forfeitable portion of a Participant’s Account pursuant to Section 3.8, such amount will be credited to the Account of the Participant.

5.5    Allocation of Forfeitures.
To the extent Forfeitures are not used to pay restoration contributions pursuant to Section 3.8 or to replace abandoned Accounts as provided in Section 10.10, the Administrative Committee, in its sole discretion, may use such Forfeitures to pay the reasonable administrative expenses of the Plan or to reduce the Participating Companies’ obligation, if any, to make contributions (i) pursuant to the terms of the Plan for the Plan Year in which such Forfeitures occurred or any subsequent Plan Year(s), or (ii) pursuant to any voluntary corrective action taken under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency. In addition, the Administrative Committee, in its sole discretion, may cause such Forfeitures to be added to, and combined with, any Contributions made for such Plan Year by the Participating Companies.
5.6    Allocation and Crediting of Investment Experience.
As of each Valuation Date, the Trustee will determine the fair market value of the Trust Fund which will be the sum of the fair market values of the Investment Funds. Each Participant’s or Beneficiary’s Account will be allocated and credited with a portion of such earnings or debited with a portion of such losses in each Investment Fund, in the proportion that the amount credited to such Account is invested in each Investment Fund. Each Account will also be appropriately adjusted to reflect any Contributions, distributions, withdrawals or transfers between Investment Funds and other disbursements from such Account.
5.7    Allocation of Adjustments Upon Changes in Capitalization.
If the outstanding shares of Company Stock held in the Plan increase or decrease by reason of recapitalization, reclassification, stock split, combination of shares or dividends payable in shares of Company Stock, such increase or decrease will be allocated to each Account, as of the date on which the event requiring such adjustment occurs, in the same manner as the share to which it is attributable is then allocated. If the outstanding shares of Enova Stock held in the Plan increase or decrease by reason of recapitalization, reclassification, stock split, combination of shares or dividends payable in shares of Enova Stock, such increase or decrease will be allocated to each Account based on the number of shares of Enova Stock attributable to the number of units of the Enova Stock Fund held in such Account, as of the date on which the event requiring such adjustment occurs, in the same manner as the share to which it is attributable is then allocated.
5.8    Good Faith Valuation Binding.
In determining the value of the Trust Fund and the Accounts, the Trustee and the Administrative Committee will exercise their best judgment, and all such determinations of value (in the absence of bad faith) will be binding upon all Participants and Beneficiaries.

ARTICLE VI
CONTRIBUTION AND SECTION 415 LIMITATIONS
AND NONDISCRIMINATION REQUIREMENTS
6.1    Maximum Limitation on Elective Deferrals.
(a)    Maximum Elective Deferrals Under Participating Company Plans. The aggregate amount of a Participant’s Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with the Participating Companies will not exceed the Maximum Deferral Amount.
(b)    Return of Excess Before-Tax Contributions. If the aggregate amount of a Participant’s Before-Tax Contributions made for any calendar year exceeds the Maximum Deferral Amount, the Participant will be deemed to have notified the Administrative Committee of such excess, and the Administrative Committee will cause the Trustee to distribute to such Participant, on or before April 15 of the next succeeding calendar year, the total of (i) the amount by which such Before-Tax Contributions exceed the Maximum Deferral Amount, plus (ii) any earnings allocable thereto through the end of the Plan Year. In addition, Matching Contributions made on behalf of the Participant which are attributable to the distributed Before-Tax Contributions will be forfeited.
(c)    Return of Excess Elective Deferrals Provided by Other Participating Company Arrangements. If after the reduction described in subsection (b) hereof, a Participant’s aggregate Elective Deferrals under plans, contracts and arrangements with the Controlling Company and all Affiliates still exceed the Maximum Deferral Amount, then the Participant will be deemed to have notified the Administrative Committee of such excess and, unless the Administrative Committee directs otherwise, such excess will be reduced by distributing to the Participant Elective Deferrals that were made for the calendar year under such plans, contracts and/or arrangements with the Controlling Company and all Affiliates other than the Plan, in the manner described in subsection (b) hereof.
(d)    Discretionary Return of Elective Deferrals. If after the reductions described in subsections (b) and (c) hereof, (i) a Participant’s aggregate Elective Deferrals made for any calendar year under the Plan and any other plans, contracts or arrangements with Participating Companies and any other employers still exceed the Maximum Deferral Amount, and (ii) such Participant submits to the Administrative Committee, on or before the March 1st following the end of such calendar year (or such other date established by the Administrative Committee), a written request that the Administrative Committee distribute to such Participant all or a portion of his remaining Before-Tax Contributions made for such calendar year, then the Administrative Committee may, but will not be required to, cause the Trustee to distribute such amount, plus any allocable income or loss up to the last day of such calendar year, to such Participant in the manner described in subsection (b) hereof on or before the April 15 following the end of the year in which the Maximum Deferral Amount was exceeded.

(e)    Return of Excess Annual Additions. Any Before-Tax Contributions returned to a Participant to correct excess Annual Additions will be disregarded for purposes of determining whether the Maximum Deferral Amount has been exceeded.
6.2    Nondiscrimination Requirements for Before-Tax Contributions.
(a)    ADP Tests. The allocation of the aggregate of all (i) Before-Tax Contributions (other than Catch-Up Contributions), (ii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iii) to the extent taken into account under subsection (b) hereof, before-tax and/or qualified nonelective contributions made under another plan, will satisfy at least one of the following ADP Tests for each Plan Year:
(1)    The ADP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the product of (A) the ADP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or
(2)    The ADP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the ADP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor will it exceed the product of (A) the ADP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2; provided, the ADP Test described herein will be performed separately with respect to (i) each Related Company and its Affiliates, and (ii) the Controlling Company and its Affiliates.
(b)    ADP or Actual Deferral Percentage. The term “ADP” or “Actual Deferral Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of Before-Tax Contributions (excluding Before-Tax Contributions, if any, taken into account under Section 6.3 to help satisfy the ACP Tests, Catch-Up Contributions, and any Contributions removed from a Participant’s Account to correct excess Annual Additions) and, to the extent designated under Section 6.2(c) by the Administrative Committee, the Supplemental Contributions [excluding Supplemental Contributions counted for purposes of Section 6.3(c)] as well as other before-tax and/or qualified nonelective contributions actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. Supplemental Contributions will be taken into account in determining a Participant’s ADP only if such Supplemental Contributions satisfy the requirements of Treasury Regulation Section 1.401(k)-2(a)(6). If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which before-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the before-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ADP in accordance with Treasury Regulation Section 1.401(k)-2(a)(3)(ii). The ADP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(k) and the regulations thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions and receives no allocation of Supplemental Contributions that are taken into account for purposes of the ADP Tests, such Participant’s ADP for such Plan Year will be zero.
(c)    Adjustments to Actual Deferral Percentages. In the event that the allocation of the Before-Tax Contributions and Supplemental Contributions for a Plan Year does not satisfy one of the ADP Tests of subsection (a) hereof, the Administrative Committee will cause the Before-Tax and Supplemental Contributions for such Plan Year to be adjusted in accordance with one or a combination of the following options:
(1)    The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and allocable to, the Participants described in Section 5.3 with respect to such Plan Year. Such Supplemental Contributions will be allocated among such Participants pursuant to one of the methods described in Section 5.3.
(2)    By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ADP Tests, the Administrative Committee may direct the Trustee to reduce the Before-Tax Contributions taken into account with respect to Highly Compensated Employees under such failed ADP Tests by the dollar amount necessary to satisfy one of the ADP Tests. The total dollar amount by which Before-Tax Contributions will be reduced will be determined by hypothetically reducing Before-Tax Contributions made on behalf of Highly Compensated Employees in order of individual Actual Deferral Percentages, beginning with the highest Actual Deferral Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Before-Tax Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:
(A)    First, the Before-Tax Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Before-Tax Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the amount of Before-Tax Contributions of each such Highly Compensated Employee to equal the amount of Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions for such Plan Year. In addition, to the extent that a Highly Compensated Employee’s Before-Tax Contributions are reduced pursuant to this Section, any Matching Contributions made on behalf of a Highly Compensated Employee which are attributable to the distributed Before-Tax Contributions will be forfeited.
(B)    Substantially identical steps will be followed for making further reductions in the Before-Tax Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Before-Tax Contributions for such Plan Year until the entire required reduction has been made.

(C)    Any amount by which Before-Tax Contributions are so reduced will be reduced by any excess deferrals previously distributed to the Participant under Section 6.1 for the taxable year ending within the same Plan Year. The resulting amount, plus any earnings attributable thereto through the end of the Plan Year, will be distributed to the Highly Compensated Employees from whose Before-Tax Accounts such reductions have been made, except to the extent that Code Section 414(v) permits such Before-Tax Contributions to be characterized as Catch-Up Contributions and remain in the Plan.
(d)    Multiple Plans. If before-tax and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the before-tax contributions (excluding catch-up contributions) and applicable qualified nonelective contributions made to those other plans will be combined with the Before-Tax and applicable Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with the one or more other plans to which before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ADP Tests.
(e)    Separate Testing. In accordance with Treasury Regulation Section 1.401(k)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof. In addition, pursuant to Code Section 401(k)(3)(F), the Administrative Committee may elect to exclude from the ADP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A). If the ADP Tests are performed separately for any group of Participants, then only the Participants included in such separate ADP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ADP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.
(f)    Interpretation. The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations. To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.
6.3    Nondiscrimination Requirements for Matching Contributions.
(a)    ACP Tests. The allocation of the aggregate of all (i) after-tax, (ii) Matching Contributions, (iii) to the extent designated by the Administrative Committee pursuant to subsection (c) hereof, Supplemental Contributions, and (iv) to the extent designated by the Administrative Committee pursuant to subsection (b) hereof, other before-tax and/or qualified nonelective contributions made under another plan, will satisfy at least one of the following ACP Tests for such Plan Year:
(1)    The ACP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the product of (A) the ACP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 1.25; or
(2)    The ACP for the Plan Year being tested of the Active Participants who are Highly Compensated Employees during the Plan Year will not exceed the ACP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year by more than 2 percentage points, nor will it exceed the product of (A) the ACP for such current Plan Year of the Active Participants who are not Highly Compensated Employees during the Plan Year, multiplied by (B) 2; provided, the ACP Test described herein will be performed separately with respect to (i) each Related Company and its Affiliates, and (ii) the Controlling Company and its Affiliates.
(b)    ACP or Actual Contribution Percentage. The term “ACP” or “Actual Contribution Percentage” means, with respect to a specified group of Participants for a Plan Year, the average of the ratios (calculated separately for each Participant in such group) of (i) the total of the amount of Matching Contributions and, to the extent designated by the Administrative Committee, the Before-Tax and/or Supplemental Contributions, as well as other before-tax and/or qualified nonelective contributions (excluding Before-Tax Contributions and Supplemental Contributions counted for purposes of Section 6.2 and any Contributions returned to a Participant or otherwise removed from his Account to correct excess Annual Additions) actually paid to the Trustee on behalf of each such Participant for a specified Plan Year, to (ii) such Participant’s Compensation for such specified Plan Year. Matching Contributions will be taken into account in determining a Participant’s ACP only to the extent that such Matching Contributions satisfy the requirements of Treasury Regulation Section 1.401(m)-2(a)(4). Supplemental Contributions will be taken into account in determining a Participant’s ACP only if such Supplemental Contributions satisfy the requirements of Treasury Regulations Section 1.401(m)-2(a)(6). If a Highly Compensated Employee participates in the Plan and one or more other plans of any Affiliates to which matching or after-tax contributions are made (other than a plan for which aggregation with the Plan is not permitted), the matching and after-tax contributions made with respect to such Highly Compensated Employee will be aggregated for purposes of determining his ACP in accordance with Treasury Regulation Section 1.401(m)-2(a)(3)(ii). The ACP will be rounded to the nearest 1/100th of a percent and will be calculated in a manner consistent with the terms of Code Section 401(m) and the regulations thereunder. If a Participant is eligible to participate in the Plan for all or a portion of a Plan Year by reason of satisfying the eligibility requirements of Article II but makes no Before-Tax Contributions which are taken into account (as described above) for purposes of calculating his ACP, and if he receives no allocations of Matching Contributions or qualified nonelective contributions which are taken into account (as described above) for purposes of calculating his ACP, such Participant’s ACP for such Plan Year will be zero.

(c)    Adjustments to Actual Contribution Percentages. In the event that the allocation of the Before-Tax, Matching and Supplemental Contributions and other after-tax, before-tax and qualified nonelective contributions for a Plan Year does not satisfy one of the ACP Tests of subsection (a) hereof, the Administrative Committee will cause such Matching Contributions for the Plan Year to be adjusted in accordance with one or a combination of the following options:
(1)    The Administrative Committee may cause the Participating Companies to make, with respect to such Plan Year, Supplemental Contributions on behalf of, and specifically allocable to, the Participants described in Section 5.3 with respect to such Plan Year. Such Supplemental Contributions will be allocated among the Participants pursuant to the methods described in Section 5.3. Alternatively or in addition, the Administrative Committee may add a portion of the Before-Tax Contributions that are made for the Plan Year by the Participants who are not Highly Compensated Employees and that are not needed for the Plan to satisfy the ADP Tests for the Plan Year to the Matching Contributions for such Participants to increase the ACP for such Participants.
(2)    By the last day of the Plan Year following the Plan Year in which the annual allocation failed both of the ACP Tests, the Administrative Committee may direct the Trustee to reduce Matching Contributions taken into account with respect to Highly Compensated Employees under such failed ACP Tests by the dollar amount necessary to satisfy one of the ACP Tests. The total dollar amount by which Matching Contributions will be reduced will be determined by hypothetically reducing Matching Contributions made on behalf of Highly Compensated Employees in order of individual Actual Contribution Percentages, beginning with the highest Actual Contribution Percentage. Notwithstanding the method of determining the total dollar amount of such reductions, actual reductions in Matching Contributions will be made in accordance with, and solely from the Accounts of those Highly Compensated Employees who are affected by, the following procedure:
(A)    First, the Matching Contributions of the Highly Compensated Employee(s) with the highest dollar amount of Matching Contributions for such Plan Year will be reduced by the lesser of (i) the entire amount of required reductions determined as described above, or (ii) that part of such amount as will cause the dollar amount of Matching Contributions of each such Highly Compensated Employee to equal the amount of Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year.
(B)    Substantially identical steps will be followed for making further reductions in the Matching Contributions of each of the Highly Compensated Employees with the next highest dollar amount of Matching Contributions for such Plan Year until the entire required reduction has been made.
(C)    If the Matching Contributions to be reduced are vested and therefore may not be forfeited, those Matching Contributions plus any earnings attributable thereto through the end of the Plan Year, will be distributed to the Highly

Compensated Employees from whose Matching Accounts such reductions have been made.
(d)    Multiple Plans. If matching, after-tax, before-tax and/or qualified nonelective contributions are made to one or more other plans which, along with the Plan, are considered as a single plan for purposes of Code Section 401(a)(4) or Code Section 410(b), such plans will be treated as one plan for purposes of this Section, and the matching, after-tax, applicable before-tax contributions (other than catch-up contributions) and qualified nonelective contributions made to those other plans will be combined with the Matching, applicable Before-Tax and Supplemental Contributions for purposes of performing the tests described in subsection (a) hereof. In addition, the Administrative Committee may elect to treat the Plan as a single plan along with one or more other plans to which matching, after-tax, applicable before-tax and/or qualified nonelective contributions are made for purposes of this Section; provided, the Plan and all of such other plans also must be treated as a single plan for purposes of satisfying the requirements of Code Sections 401(a)(4) and 410(b) [other than the requirements of Code Section 410(b)(2)(A)(ii)]. However, plans may be aggregated for purposes of this subsection (d) only if they have the same plan year and use the same testing method for the ACP Tests.
(e)    Separate Testing. In accordance with Treasury Regulation Section 1.401(m)-1(b)(4)(iv), the Plan may be permissively or mandatorily disaggregated into two or more plans for purposes of performing the tests described in subsection (a) hereof. In addition, pursuant to Code Section 401(m)(5)(C), the Administrative Committee may elect to exclude from the ACP Tests all Active Participants who are not Highly Compensated Employees and who have not satisfied the age and service requirements of Code Section 410(a)(1)(A). If the ACP Tests are performed separately for any group of Participants, then only the Participants included in such separate ACP Tests will be taken into account for purposes of allocating Supplemental Contributions made for the purpose of satisfying such ACP Tests and for purposes of any adjustments made pursuant to subsection (c) hereof.
(f)    Interpretation. The requirements of this Section will be interpreted and applied in a manner consistent with applicable Treasury Regulations. To the extent permitted under such Treasury Regulations, the Administrative Committee may elect to use any optional or alternative methods of applying the limitations of this Section.
6.4    Order of Application.
For any Plan Year in which adjustments will be necessary or otherwise made pursuant to the terms of Sections 6.1, 6.2 and/or 6.3, such adjustments will be applied in the order prescribed by the Secretary of Treasury in Treasury Regulations or other published authority.
6.5    Code Section 415 Limitations on Maximum Contributions.
(a)    General Limit on Annual Additions. Except for any Catch-Up Contributions made to the Plan under Section 3.1(c) hereof and Code 414(v), in no event will the Annual Additions to a Participant’s Account for any Limitation Year, under the Plan and any other

Defined Contribution Plan maintained by an Affiliate (or by a predecessor employer, within the meaning of Treasury Regulations Sections 1.415(f)-1(c)(1) and (c)(2)), exceed the lesser of:
(1)    $40,000 (as adjusted by the Secretary of the Treasury under Code Section 415(d) to reflect cost-of-living increases); or
(2)    100% of such Participant’s Compensation.
(b)    Rules of Application. For purposes of the limitations described in subsection (a) above, the following rules will apply:
(1)    Aggregation of Leasing Organization Benefits. A Participant’s contributions or benefits provided by a leasing organization under a Defined Contribution Plan that are attributable to services performed for an Affiliate are treated as provided under a plan maintained by an Affiliate, unless:
(A)    the Participant is covered by a money purchase pension plan maintained by the leasing organization that provides for a nonintegrated employer contribution rate of at least 10% of compensation, full and immediate vesting and immediate participation, and
(B)    leased employees do not constitute more than 20% of the Affiliate’s nonhighly compensated work force within the meaning of Code Section 414(n)(5)(C)(ii).
(2)    Aggregation of Previously Unaggregated Plans. If two or more Defined Contribution Plans are not required to be aggregated under Code Section 415 as of the first day of a Limitation Year for purposes of the limitations in subsection (a) but become aggregated later in the Limitation Year:
(A)    if the Participant’s combined Annual Additions under all of the aggregated plans exceed the limitations in subsection (a) as of the date that such plans are first aggregated, no further Before-Tax, After-Tax, Matching or Supplemental Contributions, or any other amounts that would constitute Annual Additions, will be credited to a Participant’s Account during such Plan Year after the date on which the plans are required to be aggregated; and
(B)    such Participant’s Annual Additions will not be considered to exceed the limitations in subsection (a) for such Limitation Year to the extent such failure results from the aggregation of such Defined Contribution Plans during the Limitation Year.
(3)    Plans with Different Limitation Years. If a Participant is credited during the Limitation Year with Annual Additions in more than one Defined Contribution Plan maintained by an Affiliate or a predecessor employer, the amounts credited under plans other than this Plan that are taken into account for purposes of the limitation in subsection

(a) for the Limitation Year are those Annual Additions credited to the Participant under such other plan(s) that would have been considered Annual Additions under the Plan for the Limitation Year if they had been credited under this Plan rather than the other plan(s).
(c)    Compliance with Code Section 415. The limitations in this Section are intended to comply with the provisions of Code Section 415 so that the maximum benefits permitted under plans of the Affiliates will be exactly equal to the maximum amounts allowed under Code Section 415 and the regulations thereunder. If there is any discrepancy between the provisions of this Section and the provisions of Code Section 415 and the regulations thereunder, such discrepancy will be resolved in such a way as to give full effect to the provisions of the Code.
(d)    Combined Plan Limit. If an Employee is a participant in the Plan and any one or more other Defined Contribution Plans maintained by any Affiliate and a corrective adjustment in such Employee’s benefits is required to comply with this Section (and similar provisions under the other plan), such adjustment will be made under the other plan(s).
6.6    Construction of Limitations and Requirements.
The descriptions of the limitations and requirements set forth in this Article are intended to serve as general statements of the legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

ARTICLE VII
INVESTMENTS
7.1    Establishment of Trust Account.
All Contributions are to be paid over to the Trustee, to be held in the Trust Fund and invested in accordance with the terms of the Plan and the Trust.
7.2    Investment Funds.
(a)    Establishment of Investment Funds. In accordance with instructions from the Investment Committee and the terms of the Plan and the Trust, the Trustee will establish and maintain Investment Funds for the investment of the assets of the Trust Fund. Except as provided in Section s 7.3(e) and (f), such Investment Funds will be established and modified from time to time without necessity of amendment to the Plan and will have the investment objectives prescribed by the Investment Committee. Investment Funds also may be established and maintained for any limited purpose(s) the Investment Committee may properly direct (for example, for the investment of certain specified Accounts transferred from a Prior Plan). Similarly, at the authorized direction of the Investment Committee, the Trustee may eliminate one or more of the then existing Investment Funds. The Trustee may invest Contributions it receives in interest bearing accounts until such time as a Participant’s investment directions can be effected.
(b)    Reinvestment of Cash Earnings. Any investment earnings received in the form of cash with respect to any Investment Fund (in excess of the amounts necessary to make cash distributions or to pay Plan or Trust expenses) will be reinvested in such Investment Fund.
7.3    Participant Direction of Investments.
Each Participant or Beneficiary generally may direct the manner in which his Accounts and Contributions will be invested in and among the Investment Funds described in Section 7.2. Participant investment directions will be made in accordance with the following terms:
(a)    Investment of Contributions. Except as otherwise provided in this Section, each Participant may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his future Contributions that will be invested in each Investment Fund. An initial election of a Participant will be made as of the Entry Date on which the Participant commences or recommences participation in the Plan and will apply to all Contributions credited to such Participant’s Account after such Entry Date; provided, to the extent determined by the Administrative Committee, an investment election may be made with respect to a Rollover Contribution. Such Participant may make subsequent elections as of any Valuation Date, and such elections will apply to all such Contributions credited to such Participant’s Accounts following such date; for purposes hereof, Contributions and/or Forfeitures that are credited to a Participant’s or Beneficiary’s Account will be subject to the investment election in effect on the date on which such amounts are actually received and credited, regardless of any prior date “as of” which such Contributions may have been allocated to his Account. Any election made pursuant to this subsection with respect to future Contributions will remain effective until changed by the Participant. In the event a Participant never makes an investment election or makes an incomplete or insufficient election in some manner, the Trustee, based on authorized directions from the Administrative Committee, will direct the investment of the Participant’s future Contributions.
(b)    Investment of Existing Account Balances. Except as otherwise provided in this Section, each Participant or Beneficiary may elect, on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such other manner as the Administrative Committee may prescribe, the percentage of his existing Accounts that will be invested in each Investment Fund; provided, as part of making an election, the Participant or Beneficiary may elect different Investment Funds or combinations of Investment Funds for each such type of Account. Such Participant or Beneficiary may make such elections effective as of any Valuation Date following his Entry Date into the Plan (or the crediting of his Rollover Contribution). Each such election will remain in effect until changed by such Participant or Beneficiary. In the event a Participant or Beneficiary fails to make an election for his existing Account balance pursuant to the terms of this subsection which is separate from his election made for his Contributions pursuant to the terms of subsection (a) hereof, or if a Participant’s or Beneficiary’s investment election form is incomplete or insufficient in some manner, the Participant’s or Beneficiary’s existing Account balance will continue to be invested in the same manner provided under the terms of the most recent election affecting that portion of his Account; provided, if no such election exists, the Trustee, based on authorized directions from the Administrative Committee, will direct the investment of the Participant’s or Beneficiary’s existing Account balance.
(c)    Conditions Applicable to Elections. The Administrative Committee will have complete discretion to adopt and revise procedures to be followed in making such investment elections. Such procedures may include, but are not limited to, the process of the election, the permitted frequency of making elections, the deadline for making elections, the effective date of such elections and the conditions, if any, under which individual Investment Funds may be elected. Any procedures adopted by the Administrative Committee that are inconsistent with the deadlines or procedures specified in this Section will supersede such provisions of this Section without the necessity of a Plan amendment.
(d)    Restrictions on Investments. To the extent any investment or reinvestment restrictions apply with respect to any Investment Funds (for example, restrictions on changes of investments between competing funds) or as a result of depletion of cash liquidity within an Investment Fund, a Participant’s or Beneficiary’s ability to direct investments hereunder may be limited.
(e)    Sales and Purchases of Company Stock. The Investment Funds for the Plan will include a Company Stock Fund. The Company Stock Fund will be subject to the following rules:
(1)    To the extent that any cash amounts received by or held in the Trust Fund are to be invested in the Company Stock Fund, the Trustee, as properly directed by the Administrative Committee, will effect purchases of whole shares of Company Stock pursuant to procedures established by the Administrative Committee. The Trustee will make such purchases in compliance with all applicable securities laws and may purchase Company Stock (A) in the open market, (B) in privately negotiated transactions with holders of Company Stock and/or the Controlling Company, and/or (C) through the exercise of stock rights, warrants or options. Alternatively, the Trustee may acquire the requisite number of shares of Company Stock from shares already acquired for other Participants’ Accounts and made available pursuant to the procedure described in subsection (e)(2)(B) hereof. The Trustee will make all purchases of Company Stock at a price or prices which, in the judgment of the Trustee, do not exceed the fair market value of such Company Stock as of the date of the purchase; with respect to Company Stock purchased on the open market, the total cost to Participants will include acquisition costs.
(2)    To the extent that any shares of Company Stock held in the Trust Fund are to be liquidated for purposes of investing in one or more of the other Investment Funds, making distributions and/or otherwise, the Trustee, in a manner consistent with the terms of subsection (e)(1) hereof, will either (A) sell, at fair market value, the appropriate number of shares of Company Stock to effect such election, or (B) retain such shares for credit to other Participants’ Accounts; any shares of Company Stock so retained will be deemed to have been sold at fair market value on the day the election to sell is to be effective as described in subsection (e)(3) hereof.
(3)    If Company Stock is to be purchased or sold, such purchases and sales will be made as soon as administratively practicable.
(4)    During the quarterly blackout period described in the Controlling Company’s insider trading policy, Participants who are subject to the blackout in accordance with such policy may not initiate transactions that would violate such policy.
(f)    Enova Stock Fund. The Investment Funds for the Plan will include an Enova Stock Fund, which was established when the Plan received a distribution of Enova Stock with respect to shares of Company Stock upon the Controlling Company’s spin-off of Enova International, Inc. on November 13, 2014. The Enova Stock Fund will be subject to the following rules:
(1)    The Enova Stock Fund will be a unitized stock fund consisting of cash or a similar investment and Enova Stock.
(2)    Following the establishment of the Enova Stock Fund, no additional investments may be made in the Enova Stock Fund, whether by investment of future contributions, investment of loan repayments or transfer of assets from another Investment Fund to the Enova Stock Fund; provided, to the extent that a dividend is paid on shares of Enova Stock held in the Enova Stock Fund, such dividend will be invested in the Enova Stock Fund.
(3)    To the extent that (i) any shares of Enova Stock are to be purchased by the Trustee or (ii) any shares of Enova Stock held in the Trust Fund are to be liquidated by the Trustee for purposes of maintaining the proportion of cash in the Enova Stock Fund within a range established by the Administrative Committee or otherwise, the Trustee, in a manner consistent with the terms of subsection (e)(1) hereof, will purchase or sell, at fair market value, the number of shares of Enova Stock needed to effect such transaction.
(4)    If Enova Stock is to be purchased or sold by the Trustee, such purchases or sales will be made as soon as administratively practicable, consistent with the Trustee’s practices with respect to unitized stock funds and any procedures established by the Administrative Committee.
7.4    Valuation.
As of each Valuation Date, the Trustee will determine the fair market value of each of the Investment Funds after first deducting any expenses which have not been paid by the Participating Companies. All costs and expenses directly identifiable to one Investment Fund will be allocated to that Investment Fund.
7.5    Purchase of Life Insurance.
Life insurance contracts will not be purchased.
7.6    Voting and Tender Offer Rights with Respect to Investment Funds.
Subject to Sections 7.9 and 7.10, to the extent and in the manner permitted by the Trust and/or any documents establishing or controlling any of the Investment Funds, Participants and Beneficiaries will be given the opportunity to vote and tender their interests in each such Investment Fund. Otherwise, such interests will be voted and/or tendered as may be provided in the controlling documents or as otherwise specified by the Investment Committee.
7.7    Fiduciary Responsibilities for Investment Directions.
All fiduciary responsibility with respect to the selection of Investment Funds for the investment of a Participant’s or beneficiary’s Accounts will be allocated to the Participant or beneficiary who directs the investment. Neither the Controlling Company, the Board, the Administrative Committee, the Investment Committee, the Trustee, nor any Participating Company will be accountable for any loss sustained by reason of any action taken, or investment made, pursuant to an investment direction.
7.8    Appointment of Investment Manager; Authorization to Invest in Collective Trust.
(a)    Investment Manager. The Investment Committee may appoint any one or more individuals or entities to serve as the investment manager or managers of the entire Trust or of all or any designated portion of a particular Investment Fund or Investment Funds. The investment manager will certify that it is qualified to act as an “investment manager” within the meaning of ERISA Section 3(38) and will acknowledge in writing its fiduciary status with respect to the assets placed under its control. The appointment of the investment manager will be effective as of the date specified by the Investment Committee, and the appointment will continue in effect until such date as the Investment Committee may specify. If an investment manager is appointed, the investment manager will have the power to manage, acquire and dispose of any and all assets of the Trust Fund, as the case may be, which have been placed under its control, except to the extent that such power is reserved to the Trustee by the Controlling Company. If an investment manager is appointed, the Trustee will be relieved of any and all liability for the acts or omissions of the investment manager, and the Trustee will not be under any obligation to invest or otherwise manage any assets which are subject to the management of the investment manager.
(b)    Collective Trust. The Investment Committee may designate that all or any portion of the Trust Fund will be invested in a collective trust fund, in accordance with the provisions of Revenue Ruling 81-100 or any successor ruling, which collective trust fund will have been adopted as a part of the Plan. Such designation or direction will be in addition to the powers to invest in commingled funds maintained by the Trustee provided for in the Trust.
7.9    Voting and Tender Offer Rights with Respect to Company Stock.
(a)    Voting Rights. Each Participant or Beneficiary will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Company Stock in his Account. Otherwise, shares of Company Stock will be voted by the Trustee in accordance with the proper direction of the Administrative Committee. To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and will vote such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are voted by the voting Participants or Beneficiaries by the Trustee.
(b)    Tender Offer Rights. Each Participant or Beneficiary will have the responsibilities of a Named Fiduciary for purposes of directing, and will have the right to direct, the Trustee as to whether, in accordance with the terms of any tender offer for shares of Company Stock, to tender the whole shares of Company Stock in his Account, and the Trustee will follow such directions. To the extent possible, the Trustee will combine fractional shares of Company Stock in the Accounts of Participants or Beneficiaries and will tender such fractional shares of Company Stock in the same proportion as the whole shares of such Company Stock are tendered by the tendering Participants or Beneficiaries. Unless otherwise required by ERISA, the Trustee will not tender whole shares of Company Stock credited to a Participant’s or Beneficiary’s Account for which it has received no directions.
(c)    Confidentiality. The Administrative Committee will establish procedures to protect the voting and tender offer rights of the Participants and Beneficiaries and to ensure that the manner in which each Participant or Beneficiary exercises his voting or tender offer rights is confidential with respect to the Administrative Committee and the management of the Company.
(d)    Dissemination of Pertinent Information. The Administrative Committee will deliver, or cause to be delivered, to each Participant or Beneficiary, all notices, financial statements, proxies and proxy soliciting materials, relating to the voting of Company Stock in his Account. In addition, the Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder). The Administrative Committee will notify each Participant or Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification will include all of the relevant information that the Controlling Company distributes to shareholders regarding the exercise of such rights.
7.10    Voting and Tender Offer Rights with Respect to Enova Stock.
(a)    Voting Rights. Each Participant or Beneficiary will have the right to direct the Trustee as to the exercise of all voting rights with respect to the whole shares of Enova Stock attributable to the number of units of the Enova Stock Fund held in his Account. To the extent possible, the Trustee will combine fractional shares and whole shares of Enova Stock in the Enova Stock Fund for which Participants or Beneficiaries do not provide voting instructions and will vote such fractional shares and unvoted shares of Enova Stock in the same proportion as the whole shares of such Enova Stock are voted by the Trustee based on the voting Participants or Beneficiaries.
(b)    Tender Offer Rights. Each Participant or Beneficiary will have the responsibilities of a Named Fiduciary for purposes of directing, and will have the right to direct, the Trustee as to whether, in accordance with the terms of any tender offer for shares of Enova Stock, to tender the whole shares of Enova Stock attributable to the number of units of the Enova Stock Fund held in his Account, and the Trustee will follow such directions. To the extent possible, the Trustee will combine fractional shares of Enova Stock in the Trust and will tender such fractional shares of Enova Stock in the same proportion as the whole shares of such Enova Stock are tendered by the tendering Participants or Beneficiaries. Unless otherwise required by ERISA, the Trustee will not tender whole shares of Enova Stock for which it has received no directions.
(c)    Dissemination of Pertinent Information. The Administrative Committee will deliver, or cause to be delivered, to each Participant or Beneficiary, all notices, financial statements, proxies and proxy soliciting materials, relating to the voting of Enova Stock attributable to the number of units of the Enova Stock Fund held in his Account. In addition, the Administrative Committee will deliver, or cause to be delivered, to each Participant and Beneficiary all materials relating to any tender offer, including the materials distributed by any tender offerer (that is, any bidder). The Administrative Committee will notify each Participant or Beneficiary of each occasion for the exercise of voting or tender offer rights within a reasonable time before such rights are to be exercised, and such notification will include all of the relevant information that Enova International, Inc. distributes to shareholders regarding the exercise of such rights.

ARTICLE VIII
VESTING IN ACCOUNTS
8.1    General Vesting Rule.
(a)    Fully Vested Accounts. All Participants will at all times be fully vested in their Before-Tax, Supplemental and Rollover Accounts.
(b)    Matching Accounts. Except as provided in Sections 8.2 and 8.3 and Schedule D, the Matching Account of each Participant will vest in accordance with the following vesting schedule, based on the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account
Less than 1 Year	0%
1 Year, but less than 2	20%
2 Years, but less than 3	40%
3 Years, but less than 4	60%
4 Years, but less than 5	80%
5 Years or more	100%

(c)    Transfer Accounts. Transfer Accounts will vest in accordance with the terms specified by the Administrative Committee on a schedule attached hereto.
8.2    Vesting Upon Attainment of Normal Retirement Age, Death or Disability.
Notwithstanding Section 8.1, a Participant’s Account will become 100% vested and nonforfeitable upon the occurrence of any of the following events:
(a)    The Participant’s attainment of Normal Retirement Age while still employed as an Employee;

(b)    The Participant’s death while still employed as an Employee (or as provided in Section 3.9); or

(c)    The Participant’s becoming Disabled while still employed as an Employee.

8.3    Timing of Forfeitures and Vesting after Restoration Contributions.
(a)    Timing of Forfeitures. If a Participant who is not yet 100% vested in his Matching Account or Transfer Account severs from employment with all Affiliates, the nonvested amount in his Matching Account or Transfer Account will be removed from his Account and become available for allocation as a Forfeiture (in accordance with the terms of Section 5.5) as soon as practicable following severance from employment and will be subject to the restoration rules set forth herein. If a Participant has no vested interest in his Matching Account or Transfer Account at the time he severs from employment, he will be deemed to have received a cash-out distribution at the time he severs from employment, and the forfeiture provisions of this Section will apply. If such a Participant resumes employment with an Affiliate after he has incurred 5 or more consecutive Breaks in Service, the nonvested portion of his Account will be forfeited and will not be restored. If such a Participant resumes employment with an Affiliate before he has incurred 5 consecutive Breaks in Service, the nonvested amount will be restored pursuant to the terms of subsection (b) or (c) hereof, as applicable.
(b)    Reemployment and Vesting After Distribution. If by the date of reemployment such a Participant has received a distribution of the entire vested interest in his Account, the provisions of Section 3.8(a) will be applicable (requiring repayment by such a Participant as a condition for restoration of the nonvested amount). Upon such repayment, the rehired individual immediately will be credited with all previously earned Years of Vesting Service for purposes of determining his vested interest in his Account in accordance with Section 8.1.
(c)    Reemployment and Vesting Before Any Distribution. If such a Participant has no vested interest in his Account (such that he had a deemed cashout of his Account), or if the nonvested amount in such Participant’s Matching Account or Transfer Account was removed from his Account and allocated as a Forfeiture prior to distribution of his Account pursuant to Section 8.3(a) and the Participant has not received a distribution of his Account as of the date of reemployment, his Account will be restored pursuant to the terms of Section 3.8(b) and then will be subject to all of the vesting rules in this Article as if no forfeiture had occurred.
8.4    Vesting after Partial Distribution.
If a Participant (i) has received an in-service withdrawal of all or a portion of his Matching Account, or (ii) has received a distribution of the entire vested interest in his Matching Account later than the close of the second Plan Year following the Plan Year in which severance from employment with all Affiliates occurred, then, notwithstanding the general rules set forth in Section 8.1, the nonvested amount of his Account will be restored pursuant to the terms of Section 3.8, and the total amount of his undistributed Matching Account (including the restored amount) will be credited to his Matching Account. The vested interest of such Participant in such Matching Account prior to the date such Participant (i) again severs from employment with all Affiliates, (ii) incurs 5 consecutive Breaks in Service (such that the nonvested portions of his Matching Account are forfeited), or (iii) becomes 100% vested pursuant to the terms of Sections 8.1 or 8.2 hereof (whichever is earliest), will be determined pursuant to the following formula:
X = P (AB + [R x D]) – (R x D),

where X is the vested interest at the relevant time (that is, the time at which the vested percentage in such Matching Account can no longer increase); P is the vested percentage at the relevant time; AB is the balance of his Matching Account at the relevant time; D is the amount of the distribution; and R is the ratio of his Matching Account balance at the relevant time to such Account’s balance immediately after the distribution.

8.5    Amendment to Vesting Schedule.
Notwithstanding anything herein to the contrary, in no event will the terms of any amendment to the Plan reduce the vested percentage that any Participant has earned under the Plan. Any amendments to the Plan that affect the vesting provisions will be subject to the rules of this Section.
(a)    Changes to Vesting of Future Contributions. In the event that an amendment to the Plan will directly have an adverse effect on Participants’ vested percentage for future Contributions, any Participant who has 3 or more Years of Vesting Service [calculated in a manner consistent with Treasury Regulation Section 1.411(a)-8T (or any successor section)] may elect to have his vested percentage for his Account calculated under the schedule in the Plan before any such change, and the Administrative Committee will give each such Participant notice of his rights to make such an election. The period during which the election may be made will commence with the date the amendment is adopted or deemed to be made and will end on the latest of: (i) 60 days after the amendment is adopted; (ii) 60 days after the amendment becomes effective; or (iii) 60 days after the Participant is issued written notice of the amendment by a Participating Company or the Administrative Committee.
(b)    Changes to Vesting of Existing Accounts. The vesting of each Participant’s Account balance attributable to Contributions accrued on or before the later of the date of adoption or the effective date of any amendment to the Plan will be equal to the greater of: (i) the vesting percentage that would apply under the terms of the Plan prior to such amendment, or (ii) the vesting percentage that applies under the terms of the Plan as so amended.

ARTICLE IX
IN-SERVICE WITHDRAWALS AND LOANS
9.1    In-Service Withdrawals.
(a)    General. Prior to severance from employment with all Affiliates, a Participant may withdraw all or part of the amounts described in Section 9.2 through Section 9.6 hereof.
(b)    Election to Withdraw. All applications to withdraw will be made at such time as the Administrative Committee may reasonably request, and will be on a form provided by the Administrative Committee, through an interactive telephone or internet-based system, or in such manner as the Administrative Committee may prescribe.
(c)    Source of Withdrawal Amounts.
(1)    Subaccounts. Except as otherwise provided in Sections 9.2 through 9.6, the withdrawal amount will be charged against the vested portion of each of the Participant’s subaccounts beginning with his Matching Account until it is exhausted, then his Before-Tax Account until it is exhausted, and then his Transfer Accounts.
(2)    Investment Funds. Except as otherwise provided in Sections 9.2 through 9.6, if the assets of an Account are invested in more than one Investment Fund, then, as the withdrawal is removed from each subaccount, the withdrawal amount will be charged against each Investment Fund in the same proportion as the balance of a subaccount in each investment fund bears to the total balance of that subaccount in all Investment Funds, unless otherwise determined by the Administrative Committee.
(d)    Payment of Withdrawal. The amount of any withdrawal will be paid to a Participant in a single-sum cash payment as soon as practicable after the Administrative Committee receives and approves a properly completed withdrawal application. At the time of making any withdrawals for a Participant, his Account may be charged with any administrative expenses (such as check processing fees) specifically allocable against his Account pursuant to the policies of the Administrative Committee. Any withdrawal will be treated as a payment of benefits under Article X and all of the requirements of that Article.
(e)    Effect of Outstanding Loan. If an amount becomes payable to a Participant as a withdrawal pursuant to this Article at a time when such Participant has an outstanding loan from the Plan, the terms of Section 9.7(e) will apply.
9.2    Hardship Withdrawals.
(a)    Parameters of Hardship Withdrawals. A Participant may make, on account of hardship, a withdrawal from all vested Accounts (other than his Supplemental Account and any investment earnings attributable to Before-Tax Contributions earned after December 31, 1988). For purposes of this subsection, a withdrawal will be on account of “hardship” if it is necessary to satisfy an immediate and heavy financial need of the Participant. A withdrawal based on financial hardship cannot exceed the amount necessary to meet the immediate financial need created by the hardship and not reasonably available from other resources of the Participant. The Administrative Committee will make its determination as to whether a Participant has suffered an immediate and heavy financial need and whether it is necessary to use a hardship withdrawal from the Plan to satisfy that need on the basis of all relevant facts and circumstances.
(b)    Immediate and Heavy Financial Need. For purposes of the Plan, an immediate and heavy financial need exists only if the withdrawal is on account of (i) expenses for medical care described in Code Section 213(d) (determined without regard to whether the expenses exceed 7.5% of adjusted gross income); (ii) the purchase (excluding mortgage payments) of a principal residence for the Participant; (iii) the payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, his Spouse, or dependents (as defined in Code Section 152 without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof); (iv) the need to prevent eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence; (v) the payment of burial or funeral expenses for the Participant’s deceased parent, Spouse, children, or dependents (as defined in Code Section 152 without regard to subsection (d)(1)(B) thereof); or (vi) expenses for the repair of damage to the Participant’s principal residence that would qualify for the casualty deduction under Code Section 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income).
(c)    Necessary to Satisfy a Financial Need. In determining whether the withdrawal is necessary to relieve the Participant’s immediate and heavy financial need, the Administrative Committee will rely upon the Participant’s reasonable representation that the need cannot be relieved: (i) through reimbursement or compensation by insurance or otherwise; (ii) by reasonable liquidation of the Participant’s assets to the extent that liquidation would not itself cause an immediate and heavy financial need; (iii) by cessation of Before-Tax Contributions to the Plan; or (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by one or more Participating Companies or by borrowing from commercial sources on reasonable commercial terms. In determining the amount of a Participant’s assets, the resources of his spouse and minor dependents are considered to be reasonably available to the Participant unless they are held for his child or children under an irrevocable trust or under the Uniform Gifts to Minors Act. The amount of an immediate and heavy financial need may include amounts necessary for the Participant to pay any federal, state or local taxes which are reasonably anticipated to result from the hardship withdrawal.
(d)    Source of Withdrawal Amounts. The withdrawal amount will be charged against the vested portion of the Participant’s subaccounts in the following order: Before-Tax Account and Matching Account. If the assets of an Account are invested in more than one Investment Fund, the withdrawal amount will be charged against each Investment Fund, in the order as determined by the Administrative Committee, except that amounts invested in the Company Stock Fund will be withdrawn after exhausting all other Investment Funds in the Participant’s Before-Tax Account and Matching Account.

(e)    Form of Withdrawal Amount. The amount of a withdrawal pursuant to this Section will be paid to a Participant in a single sum cash payment as soon as administratively practicable after the Administrative Committee receives the Participant’s hardship withdrawal request. Amounts invested in the Company Stock Fund must be liquidated before distribution.
9.3    Withdrawals from Rollover Accounts.
(a)    Parameters of Withdrawals. A Participant may elect to withdraw all or any part of the value of his Rollover Account. Such Election must be made in writing, executed by the Participant and delivered to the Administrative Committee at such time prior to the desired withdrawal date as the Administrative Committee may require.
(b)    Source of Withdrawal Amounts. If the Assets of a Participant’s Rollover Account are invested in more than one Investment Fund, the withdrawal amount will be charged against each Investment Fund in the order as determined by the Administrative Committee, except that amounts invested in the Company Stock Fund will be withdrawn last.
(c)    Form of Withdrawal Amount. The amount of such withdrawal will be paid to a Participant in a single sum cash payment as soon as practicable after the Administrative Committee receives the Participant’s withdrawal election. Amounts invested in the Company Stock Fund must be liquidated before distribution.
9.4    Age 59½ Withdrawals.
(a)    Parameters of Withdrawals. A Participant who has attained age 59½ may request a withdrawal of all or part of his vested Account. Such election must be in writing, executed by the Participant and delivered to the Administrative Committee at such time prior to the desired withdrawal date as the Administrative Committee may require.
(b)    Source of Withdrawal Amounts. The withdrawal amount will be charged against the vested portion of the Participant’s subaccounts in the following order: Rollover Account, Before-Tax Account, Matching Account and Supplemental Account. If the assets of an Account are invested in more than one Investment Fund, the withdrawal amount will be charged against each Investment Fund, in the order as determined by the Administrative Committee, except that amounts invested in the Company Stock Fund will be withdrawn after exhausting all other Investment Funds in the Participant’s Rollover Account, Before-Tax Account, and Matching Account.
(c)    Form of Withdrawal Amount. The amount of such withdrawal will be paid to the Participant in a single sum cash payment as soon as administratively feasible after the Administrative Committee receives the Participant’s withdrawal election. Amounts invested in the Company Stock Fund must be liquidated before distribution.

9.5    Distributions and Withdrawals from Transfer Accounts.
If a Prior Plan (i) allows Code Section 411(d)(6) protected in-service withdrawals (other than those permitted in Sections 9.2, 9.3, 9.4 and 9.6) and/or (ii) allows one or more Code Section 411(d)(6) protected forms of distribution not generally permitted under the Plan, the Participants who have Transfer Accounts reflecting the accrued benefits subject to such protected withdrawals and forms of distribution under that Prior Plan will be permitted to withdraw, and/or receive distributions of, all or a portion of the amounts from the subject Transfer Accounts in a manner and subject to rules and restrictions similar to those provided under the Prior Plan such that the Plan will comply with the requirements of Code Section 411(d)(6). The terms and conditions of any such withdrawals, as well as other pertinent rules and provisions relating to the transfer of such assets to the Plan, will be set forth on a schedule hereto.
9.6    Withdrawals in the Event of Certain Natural Disasters of Terroristic Actions.
(a)    Affected Participants. In the event of a qualified disaster, as defined in Code Section 139(c), Participants whose principal residence is located within an area affected by such qualified disaster (hereinafter “Affected Participants”) may make withdrawals in accordance with this Section.
(b)    Period for Withdrawals. Withdrawals under this Section will be permitted to Affected Participants for a period of 180 days following the date such qualified disaster begins unless the Administrative Committee in its sole discretion decides to permit such withdrawals for a longer or shorter period.
(c)    Withdrawals from Accounts other than Before-Tax or Supplemental. An Affected Participant may request a withdrawal on account of (A) reasonable and necessary personal, family, living or funeral expenses incurred by the Affected Participant as a result of such qualified disaster, or (B) reasonable and necessary expenses incurred for the repair or rehabilitation of the Affected Participant’s personal residence or repair or replacement of its contents to the extent that the need for such repair, rehabilitation or replacement is attributable to such qualified disaster. Such withdrawal may be made from all or part of the Affected Participant’s vested Account other than (1) amounts in such Affected Participant’s Before-Tax and Supplemental Accounts or (2) amounts in such Affected Participant’s Transfer Account credited with before-tax contributions and company contributions used to satisfy the Code Section 401(k) actual deferral percentage test and company contributions used to satisfy the Code Section 401(m) actual contribution percentage test. The withdrawal amount will be charged against the vested portion of the Participant’s subaccounts in the following order: Rollover Account and Matching Account. Any portion of a Transfer Account that is comprised of contributions similar to the contributions held in the Rollover Account or Matching Account will be distributed at the same time as the applicable Account that contain such similar contributions. If the assets of an Account are invested in more than one Investment Fund, the withdrawal amount will be charged against each Investment Fund, in the order as determined by the Administrative Committee, except that amounts invested in the Company Stock Fund will be withdrawn after exhausting all other Investment Funds in the Participant’s Rollover Account and Matching Account. Amounts invested in the Company Stock Fund must be liquidated before distribution.

(d)    Withdrawals from Before-Tax Accounts. An Affected Participant may request a withdrawal on account of hardship in accordance with Section 9.2; provided, for such purposes, immediate and heavy financial need exists if the withdrawal is on account of (A) reasonable and necessary personal, family, living or funeral expenses incurred by the Affected Participant as a result of such qualified disaster, or (B) reasonable and necessary expenses incurred for the repair or rehabilitation of the Affected Participant’s personal residence or repair or replacement of its contents to the extent that the need for such repair, rehabilitation or replacement is attributable to such qualified disaster.
9.7    Loans to Participants.
(a)    Grant of Authority. Loans to Participants, Beneficiaries and alternate payees [who are parties-in-interest as defined in ERISA Section 3(14)] generally will be allowed during such period(s) of time that the Administrative Committee determines, in its sole discretion, it is desirable and administratively feasible to make such loans. Subject to the limitations set forth in this Section and to such uniform and nondiscriminatory rules as may from time to time be adopted by the Administrative Committee and set forth in a written policy statement, the Trustee, upon proper application by an eligible Participant, Beneficiary or alternate payee on forms approved by the Administrative Committee, may make a loan or loans to the borrower.
(b)    Nondiscriminatory Policy. Loans will be available to all Participants, Beneficiaries and alternate payees who are parties-in-interest as defined in Section 3(14) of ERISA on a reasonably equivalent basis, without regard to an individual’s race, color, religion, age, sex or national origin. Loans will not be made available to borrowers who are Highly Compensated Employees in an amount greater than the amount available to other borrowers; provided, this limitation will be interpreted to mean that, subject to the other limitations in this Section, the same percentage of each borrower’s vested Account balance may be loaned to each such borrower regardless of the actual amount of his vested Account balance. Eligible individuals may apply for loans by submitting an application in written, electronic or other form established by the Administrative Committee, pursuant to nondiscriminatory procedures established by the Administrative Committee from time to time.
(c)    Minimum Loan Amount. The minimum amount of any loan will be the amount established by the Administrative Committee, but such minimum may not be more than $1,000.
(d)    Maximum Loan Amount. The Administrative Committee will determine the maximum number of loans that may be outstanding at any time. In addition, no loan may be made to any borrower from the Plan if the amount of such loan exceeds the lesser of (i) the limit established by the Administrative Committee, or (ii) the least of:
(1)    $50,000 minus the highest aggregate principal balance, outstanding during the year ending on the day before such loan is made, of all loans made to the borrower by the qualified employer plans [as defined in Code Section 72(p)(4)(A)] maintained by the Affiliates;

(2)    the difference between (A) 50% of the borrower’s total vested interest in the Plan and all other qualified employer plans maintained by the Affiliates, minus (B) the total amount of all loans outstanding on the date the loan is made from all qualified employer plans maintained by the Affiliates; or
(3)    50% of the borrower’s vested Account balance immediately after the origination of the loan.
(e)    Adequacy of Security. All loans will be secured by the pledge of a dollar amount of the borrower’s Account balance (i) which is not less than the principal amount of the loan plus an additional amount, if any, which the Administrative Committee deems desirable to secure payment of interest accruing on the loan, and (ii) which in no event (when aggregated for all outstanding loans) is greater than 50% of the borrower’s vested Account balance immediately after the origination of the loan. Notwithstanding anything herein to the contrary, the pledge of such security will be made in such manner and amount as the Administrative Committee may require for the loan to be considered adequately secured. A loan will be considered to be “adequately secured” if the security posted for such loan is in addition to and supporting a promise to pay, if it is pledged in a manner such that it may be sold, foreclosed upon, or otherwise disposed of upon default of repayment of the loan, and if the value and liquidity of that security is such that it may reasonably be anticipated that loss of principal or interest will not result from the loan. The adequacy of such security will be determined in light of the type and amount of security which would be required in the case of an otherwise identical transaction in a normal commercial setting between unrelated parties on arm’s-length terms. During the period that a loan is outstanding, if a Participant becomes eligible to receive a withdrawal or a distribution, the amount of such Participant’s Account which he will be eligible to receive through withdrawal or distribution will not exceed that amount which will reduce such Participant’s Account balance below the principal amount then outstanding on such loan.
(f)    Rate of Interest. A loan from the Plan must bear a reasonable rate of interest. A loan will be considered to bear “a reasonable rate of interest” if such loan provides the Plan with a return commensurate with interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. In general, the Administrative Committee’s decision as to the rate of interest for any Plan loan will be based primarily on the rate of interest that one or more local banks or other lending institutions would charge on a similar loan, taking into account, among other things, the collateral pledged to secure the loan.
(g)    Crediting Loan Payments to Accounts. The loan will be considered a directed investment of the borrower, and any principal and interest paid on the loan will be considered a part of his total Account. Each payment of principal and interest will be credited to the Investment Funds and subaccounts of the Participant’s Account in the manner determined by the Administrative Committee.
(h)    Remedies in the Event of Default. If any loan payments are not paid as and when due or within such period as the Administrative Committee may prescribe in its loan policy statement, the Administrative Committee may declare the loan to be in default. The Administrative Committee may take such actions, as it deems appropriate in accordance with its written loan policy statement, to allow the borrower to cure such default or to otherwise collect such overdue payments or, as the case may be, the outstanding balance of the loan. Among other things, the Administrative Committee’s actions may include causing all or any portion of the borrower’s Account which has been pledged to secure the loan to be used to repay such loan; provided, although the Administrative Committee may treat any portion of the loan balance that remains outstanding after a default as taxable income to the borrower in accordance with the terms of Code Section 72(p), no portion of such outstanding loan balance may be treated as a reduction of a Participant’s Account balance until such time as such reduction, if treated as a distribution, will not breach the special distribution restrictions of Code Section 401(k)(2)(B).
(i)    Leaves of Absence. Loan repayments may be suspended under this Plan as permitted under Code Section 414(u)(4) and, to the extent determined by the Administrative Committee, under applicable Treasury Regulations. In addition, during a period of military leave, the interest rate under an outstanding loan will be reduced to the extent necessary to comply with the Servicemembers Civil Relief Act of 2003.
9.8    Transition Rule.
For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article to the contrary, the Administrative Committee may designate a period during which no withdrawals or loans will be permitted.

ARTICLE X
PAYMENT OF BENEFITS FROM ACCOUNTS
10.1    Benefits Payable for Reasons Other Than Death.
(a)    General Rule Concerning Benefits Payable. In accordance with the terms of subsection (b) hereof and subject to the restrictions set forth in subsection (c) hereof, if a Participant becomes Disabled or severs from employment with all Affiliates for any reason other than death he (or his Beneficiary, if he dies after such Disability or severance from employment) will be entitled to receive or begin receiving a distribution of the vested amount credited to his Account, determined as of the Valuation Date on which such distribution is processed. For purposes of this Article , the “date on which such distribution is processed” refers to the date established for such purpose by administrative practice, even if actual payment and/or processing is made at a later date due to delays in the valuation, administrative or any other procedure.
(b)    Timing of Distribution.
(1)    Generally. Except as otherwise provided in this subsection (b)(1) or in subsections (b)(2), (b)(4) and (c) hereof, benefits payable to a Participant under this Section will be distributed as soon as administratively practicable after the later of (i) the date the Participant severs from employment with all Affiliates for any reason other than death or (ii) the date such Participant submits a written election (or an election through an electronic medium) to receive such benefits in such manner as provided by the Administrative Committee. In order for such Participant’s election to be valid, his election must be filed with the Administrative Committee within the 180-day period ending on such distribution date, and the Administrative Committee (no later than 30 days and no earlier than 180 days before such distribution date) must have presented him with a notice informing him of his right to defer his distribution; provided, the Participant may elect to waive the minimum 30-day notice period and to receive his distribution before the end of such period.
(2)    Cashouts. Notwithstanding the foregoing provisions of this subsection (b), in the event that the vested portion of the Account of any Participant who severs from the employment of all Affiliates is less than or equal to $5,000, the full vested amount of such benefit automatically will be paid to such Participant in one single-sum, cash-out distribution as soon as practicable after the date the Participant severs from employment. In the event a Participant has no vested interest in his Account at the time of his severance from employment, he will be deemed to have received a cash-out distribution of his Account at the time of his severance from employment. In the event of a mandatory distribution greater than $1,000, if the Participant does not elect to have such distribution paid directly to an Eligible Retirement Plan specified by the Participant in a direct rollover or to receive the distribution directly, then the Administrative Committee will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrative Committee.

(3)    Participant’s Right to Payment. Notwithstanding anything in the Plan to the contrary, unless a Participant elects to further defer the distribution of his benefit or fails to submit a claim for such distribution, in no event will payment of the Participant’s benefit be made or commence later than 60 days after the end of the Plan Year which includes the latest of (i) the date on which the Participant attained Normal Retirement Age, (ii) the date which is the 10th anniversary of the date he commenced participation in the Plan, or (iii) the date he actually severs from employment with all Affiliates; provided, if the amount of the payment cannot be ascertained by the date as of which payments are scheduled to be made or commence hereunder, payment will be made or commence no later than 60 days after the earliest date on which such payment can be ascertained under the Plan.
(4)    Required Minimum Distributions. Notwithstanding anything in the Plan to the contrary, the Participant’s Account will be distributed or commence to be distributed no later than the April 1 following the later of (i) the calendar year in which the Participant attains age 70½, or (ii) the calendar year in which the Participant actually severs from employment with all Affiliates; provided, if such Participant is a 5 percent owner (as defined in Code Section 416), benefit payments will be made or commence no later than the April 1 following the calendar year in which the Participant attains age 70½. Unless a Participant, who is a 5 percent owner and whose minimum distributions begin while he is still employed, elects to take a distribution of his entire Account balance, his benefits payable under this Article commencing as of his required beginning date will be paid in the form of substantially equal monthly payments over a period equal to the joint life expectancy of the Participant and his designated Beneficiary with benefits adjusted annually thereafter to reflect any additional benefit accruals and distributions, withdrawals, etc., under the Plan. All distributions will be made in accordance with Code Section 401(a)(9), the regulations under Code Section 401(a)(9), including Treasury Regulation Section 1.401(a)(9)-2 (relating to incidental benefit limitations, as in effect prior to the Code Section 401(a)(9) Treasury Regulations proposed in January 2001) and any other provisions reflecting the requirements of Code Section 401(a)(9) and prescribed by the Internal Revenue Service; and the terms of the Plan reflecting the requirements of Code Section 401(a)(9) override the distribution options (if any) in the Plan which are inconsistent with those requirements.
(c)    Delay Upon Reemployment. If a Participant becomes eligible to receive a benefit payment in accordance with the terms of subsection (a) and subsequently is reemployed by an Affiliate prior to the time his Account has been distributed in full, the distribution to such Participant will be delayed until such Participant again becomes eligible to receive a distribution from the Plan.
10.2    Death Benefits.
If a Participant dies before payment of his benefits from the Plan is made, the Beneficiary or Beneficiaries designated by such Participant in his latest beneficiary designation form filed with the Administrative Committee in accordance with the terms of Section 10.6 will be entitled to receive a distribution of the entire vested amount credited to such Participant’s Account, determined as of the Valuation Date on which the distribution is processed. Benefits will be distributed to such Beneficiary or Beneficiaries as soon as administratively feasible after the date of the Participant’s death (or, if later, after timing restrictions and requirements under the Code are satisfied). As required by Code Section 401(a)(9), in no event will any such distribution be made later than 5 years after the date of the Participant’s death, except for distributions made to such Participant’s Surviving Spouse; provided, for purposes of this provision, the 2009 calendar year will be disregarded. The Administrative Committee may direct the Trustee to distribute a Participant’s Account to a Beneficiary without the written consent of such Beneficiary.
10.3    Restrictions on Distributions from Before-Tax and Supplemental Accounts.
Notwithstanding anything in the Plan to the contrary, (i) amounts in a Participant’s Before-Tax and Supplemental Accounts and (ii) amounts in a Participant’s Transfer Accounts relating to (A) before-tax contributions, (B) company contributions used to satisfy the Code Section 401(k) actual deferral percentage test, or (C) company contributions used to satisfy the Code Section 401(m) actual contribution percentage test will not be distributable to such Participant earlier than the earliest of the following to occur:
(a)    The Participant’s death or disability;

(b)    The Participant’s severance from employment within the meaning of Treasury Regulation Section 1.401(k)-1(d)(2);

(c)    The termination of the Plan, provided that the requirements of Treasury Regulation Section 1.401(k)-1(d)(4) are satisfied;

(d)    The attainment by such Participant of age 59½;

(e)    The Participant’s incurrence of a financial hardship as described in Section 9.2; or

(f)    In the case of a distribution to a Participant during the period beginning on the date the Participant was, by reason of being a member of a reserve component (as defined in U.S.C. Title 37, Section 101), ordered or called to active duty after September 11, 2001, for a period greater than 179 days or for an indefinite period, and ending at the close of the active duty period, the date of such order or call to active duty.

10.4    Forms of Distribution.
(a)    Method. The payment of any distribution to a Participant or Beneficiary from the Plan will be in the form of a single-sum cash payment; provided, however, that to the extent a Participant’s or Beneficiary’s Account is invested in Company Stock, the Participant or Beneficiary may elect to receive whole shares of Company Stock. Any single-sum payment may be divided among multiple Beneficiaries, as applicable.
(b)    Direct Rollover Distributions. If a Participant, a Surviving Spouse, a spousal alternate payee under a qualified domestic relations order or a Beneficiary who is the recipient of any Eligible Rollover Distribution, elects to have such Eligible Rollover Distribution paid directly to an Eligible Retirement Plan and specifies (in such form and at such time as the Administrative Committee may prescribe) the Eligible Retirement Plan to which such distribution is to be paid, such distribution will be made in the form of a direct trustee-to-trustee transfer to the specified Eligible Retirement Plan. For purposes of this provision, a Beneficiary does not include a Beneficiary that is not an individual, except a Beneficiary that is a trust, of which the beneficiaries are individuals or otherwise meet the requirements to be designated beneficiaries within the meaning of Code Section 401(a)(9)(E).
10.5    Qualified Domestic Relations Orders.
In the event the Administrative Committee receives a domestic relations order which it determines to be a qualified domestic relations order, the Plan will pay the benefit subject to the qualified domestic relations order to the prescribed alternate payee(s) at such time and in such form as described in the qualified domestic relations order and permitted under Section 15.1(b). If the qualified domestic relations order requires immediate payment, the specified benefit will be paid to the alternate payee as soon as practicable after the Administrative Committee determines that the order is qualified or, if later, after timing restrictions and requirements under the Code are satisfied. To the extent consistent with the qualified domestic relations order, the amount of the payment to an alternate payee will include earnings, interest and other investment proceeds through (but not after) the Valuation Date as of which the Trustee processes the distribution. If a Participant’s Account is partially paid or payable to an alternate payee, the Participant’s remaining portion of his Account will be reduced accordingly and will be subject to the distribution provisions in this Article. To the extent necessary or appropriate under a qualified domestic relations order, the Administrative Committee will establish a separate account (and any appropriate subaccount) for the benefit of the alternate payee.
10.6    Beneficiary Designation.
(a)    General. In accordance with the terms of this Section, Participants will designate and from time to time may redesignate their Beneficiary or Beneficiaries of the benefits described in this Article in such form and manner as the Administrative Committee may determine. A Participant will be deemed to have named his Surviving Spouse, if any, as his sole primary Beneficiary unless his Spouse consents to the payment of all or a specified portion of the Participant’s benefit to a primary Beneficiary other than or in addition to the Surviving Spouse in a manner satisfying the requirements of a Qualified Spousal Waiver and such other procedures as the Administrative Committee may establish. Notwithstanding the foregoing, a married Participant may designate a non-Spouse primary Beneficiary without a Qualified Spousal Waiver (unless otherwise required by a qualified domestic relations order) if the Participant establishes to the satisfaction of the Administrative Committee: (i) that he has no Spouse or that his Spouse cannot be located; (ii) that he is legally separated from his Spouse or that he has been abandoned by his Spouse (within the meaning of local law) and he has a court order to such effect; or (iii) that such other permissible circumstances exist as the Secretary of the Treasury may by regulations prescribe.

(b)    No Designation or Designee Dead or Missing. In the event that:
(1)    A Participant dies without designating a Beneficiary;
(2)    The Beneficiary designated by a Participant is not surviving when a payment is to be made to such person under the Plan, and no contingent Beneficiary has been designated; or
(3)    The Beneficiary designated by a Participant cannot be located by the Administrative Committee within 1 year after the date benefits are to commence to such person;
then, in any of such events, the Beneficiary of such Participant with respect to any benefits that remain payable under this Article will be the Participant’s Surviving Spouse, if any. If such Participant does not have a Surviving Spouse (or the Surviving Spouse cannot be located within a reasonable period after the Participant’s death), the Administrative Committee may in its discretion treat the Participant’s estate or such heirs and/or relatives of the Participant, as the Administrative Committee may determine, as the Beneficiary of such Participant, and payment to such Beneficiary will be deemed in full satisfaction of the Participant’s benefits under the Plan, without further liability with respect to such Participant’s benefits on the part of the Plan, any Participating Company, the Administrative Committee or the Trustee. Notwithstanding the foregoing, in no event will the Administrative Committee have any obligation to search for any heirs or relatives of the deceased Participant, whether by publication or otherwise.
10.7    Murder of Participant.
Notwithstanding anything to the contrary in the Plan, no payment of benefits will be made under any provision of the Plan to any individual who kills the Participant or Beneficiary with respect to whom such amount would otherwise be payable. An individual will be treated as having killed a Participant or Beneficiary for purposes of this Section only if, by virtue of such individual’s involvement in the death of the Participant or Beneficiary, such individual’s entitlement to any interest in assets of the deceased could be denied (whether or not there is in fact any such entitlement) under any applicable law, state or federal, including without limitation laws governing intestate succession, wills, jointly-owned property, bonds, and life insurance. For purposes of the Plan, any such killer will be deemed to have predeceased the Participant or Beneficiary, as applicable. The Administrative Committee may withhold distribution of benefits otherwise payable under the Plan for such period of time as is necessary or appropriate under the circumstances to make a determination with regard to the application of this Section.
10.8    Claims.
(a)    Participant Rights. If a Participant or beneficiary has any grievance, complaint or claim concerning any aspect of the operation or administration of the Plan or Trust, including but not limited to claims for benefits and complaints concerning the investments of Plan assets (collectively referred to herein as “claim” or “claims”), the Participant or beneficiary will submit the claim in accordance with the procedures set forth in this Section. All such claims must be submitted within the “applicable limitations period.” The “applicable limitations period” will be 2 years, beginning on (i) in the case of any payment, the date on which the payment was made, or (ii) for all other claims, the date on which the action complained of occurred. Additionally, upon denial of an appeal pursuant to subsection (c) hereof, a Participant or beneficiary will have 90 days within which to bring suit against the Plan for any grievance, complaint or claim related to such denied appeal; any such suit initiated after such 90-day period will be precluded.
(b)    Procedure. Claims for benefits under the Plan may be filed with the Administrative Committee on forms supplied by the Administrative Committee or in any other format acceptable to the Administrative Committee in its discretion, in accordance with subsection (b)(1) or (b)(2) hereof, as applicable.
(1)    Generally. Except as provided in subsection (b)(2) hereof, the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 90 days after the application therefor is filed; provided, if special circumstances require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 90-day period, and such extension will not exceed one additional, consecutive 90-day period. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.
(2)    Claims Based on an Independent Determination of Disability. With respect to a claim for benefits under the Plan based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by an Affiliate or eligibility for Social Security disability benefits), the Administrative Committee will furnish to the claimant written notice of the disposition of a claim within 45 days after the application therefor is filed; provided, if matters beyond the control of the Administrative Committee require an extension of time for processing the claim, the Administrative Committee will furnish written notice of the extension to the claimant prior to the end of the initial 45-day period, and such extension will not exceed one additional, consecutive 30-day period; and, provided further, if matters beyond the control of the Administrative Committee require an additional extension of time for processing the claim, the Administrative Committee will furnish written notice of the second extension to the claimant prior to the end of the initial 30-day extension period, and such extension will not exceed an additional, consecutive 30-day period. Notice of any extension under this subsection (b)(2) will specifically explain the standards on which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. In the event the claim is denied, the notice of the disposition of the claim will provide the specific reasons for the denial, cites of the pertinent provisions of the Plan, an explanation as to how the claimant can perfect the claim and/or submit the claim for review (where appropriate), and a statement of the claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse determination on review.
(c)    Review Procedure. Any Participant or beneficiary who has been denied a benefit, or his duly authorized representative, will be entitled, upon request to the Administrative Committee, to appeal the denial of his claim in accordance with subsection (c)(1) or (c)(2) hereof, as applicable. The claimant or his duly authorized representative may review pertinent documents related to the Plan and in the Administrative Committee’s possession in order to prepare the appeal.
(1)    Generally. Except as provided in subsection (c)(2) hereof, the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 60 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The Administrative Committee’s decision will be made within 60 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 60-day period, and such an extension will not exceed one additional 60-day period. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, and state the claimant’s right to bring a civil action under ERISA Section 502(a).
(2)    Claims Based on an Independent Determination of Disability. With respect to an appeal of a denial of benefits under the Plan based on Disability (other than approval for payment of benefits, directly or indirectly, under any long-term disability plan maintained by an Affiliate or eligibility for Social Security disability benefits), the form containing the request for review, together with a written statement of the claimant’s position, must be filed with the Administrative Committee no later than 180 days after receipt of the written notification of denial of a claim provided for in subsection (b) hereof. The Administrative Committee’s decision will be made within 45 days following the filing of the request for review and will be communicated in writing to the claimant; provided, if special circumstances require an extension of time for processing the appeal, the Administrative Committee will furnish written notice to the claimant prior to the end of the initial 45-day period, and such an extension will not exceed one additional 45-day period. The Administrative Committee’s review will not afford deference to the initial adverse benefit determination and will be conducted by an individual who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual. In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, the Administrative Committee will consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment and who is neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual. If unfavorable, the notice of decision will explain the reason or reasons for denial, indicate the provisions of the Plan or other documents used to arrive at the decision, state the claimant’s right to bring a civil action under ERISA Section 502(a), and identify all medical or vocational experts whose advice was obtained by the Administrative Committee in connection with a claimant’s adverse benefit determination.
(d)    Satisfaction of Claims. Any payment to a Participant or beneficiary, or to his legal representative or heirs at law, all in accordance with the provisions of the Plan, will to the extent thereof be in full satisfaction of all claims hereunder against the Trustee, the Administrative Committee, and the Participating Companies, any of whom may require such Participant, beneficiary, legal representative or heirs at law, as a condition to such payment, to execute a receipt and release therefor in such form as determined by the Trustee, the Administrative Committee or the Participating Companies, as the case may be. If receipt and release are required but execution by such Participant, beneficiary, legal representative or heirs at law is not accomplished so that the terms of Section 10.1(b) (dealing with the timing of distributions) may be fulfilled, such benefits may be distributed or paid into any appropriate court or to such other place as such court directs, for disposition in accordance with the order of such court, and such distribution will be deemed to comply with the requirements of Section 10.1(b).
10.9    Explanation of Rollover Distributions.
Within a reasonable period of time [as defined for purposes of Code Section 402(f)] before making an Eligible Rollover Distribution (which may include certain withdrawals permitted under Article IX hereof) from the Plan, the Administrative Committee will provide the distributee with a written explanation of (i) the provisions under which the distributee may have the distribution directly transferred to another Eligible Retirement Plan, (ii) the provisions which require the withholding of tax on the distribution if it is not directly transferred to another Eligible Retirement Plan, (iii) the provisions under which the distribution will not be subject to tax if transferred to an Eligible Retirement Plan within 60 days after the date on which the distributee receives the distribution, and (iv) such other terms and provisions as may be required under Code Section 402(f) and the regulations thereunder.
10.10    Unclaimed Benefits.
In the event a Participant or beneficiary becomes entitled to benefits under this Article and the Administrative Committee is unable to locate such Participant or beneficiary (after such diligent efforts as the Administrative Committee in its sole discretion deems appropriate) within 1 year of the date upon which he became so entitled, the full Account of such Participant or beneficiary will be deemed abandoned and treated as a Forfeiture; provided, in the event such Participant or beneficiary is located or makes a claim subsequent to the allocation of the abandoned Account, the amount of such abandoned Account (unadjusted for any investment gains or losses from the time of abandonment) will be restored (from abandoned Accounts, Forfeitures, Trust earnings or Contributions made by the Participating Companies) to such Participant or beneficiary, as appropriate; and, provided further, the Administrative Committee, in its sole discretion, may delay the deemed date of abandonment of any such Account for a period longer than the prescribed 1 year if it believes that it is in the best interest of the Plan to do so, and, provided further, if the distribution is payable upon termination of the Plan, the Administrative Committee will not be required to wait until the end of such 1-year period.

10.11    Recovery of Mistaken Payments.
If any benefit is paid to a Participant or beneficiary in an amount that is greater than the amount payable under the terms of the Plan, the Plan will recover the excess benefit amount by eliminating or reducing the Participant’s or beneficiary’s future benefit payments. If no further benefits are payable to the Participant or beneficiary under the Plan, the Administrative Committee, in its discretion, may employ such means as are available under applicable law to recover the excess benefit amount from the Participant or beneficiary.
10.12    Recordkeeper Transition Rule.
For purposes of effectuating a change in the Plan’s recordkeeper, and notwithstanding anything contained in this Article to the contrary, the Administrative Committee may designate a period during which no distributions will be permitted.

ARTICLE XI
ADMINISTRATION
11.1    Administrative Committee; Appointment and Term of Office.
(a)    Appointment. The Administrative Committee will consist of not less than one member. The members of the Administrative Committee will be appointed by the Board, or as otherwise provided in the by-laws of the Administrative Committee as approved by the Board.
(b)    Removal; Resignation. The members of the Administrative Committee may be removed or resign by the Board, or as otherwise provided in the by-laws of the Administrative Committee.
11.2    Organization of Administrative Committee.
The Administrative Committee may elect a Chairman from among its members, and may elect a Secretary, which need not be a member of the Administrative Committee. In addition to those powers set forth elsewhere in the Plan, the Administrative Committee may appoint such agents, who need not be members of such Administrative Committee, as it may deem necessary for the effective performance of its duties and may delegate to such agents such powers and duties, whether ministerial or discretionary, as the Administrative Committee may deem expedient or appropriate. The compensation of such agents who are not full-time Employees of a Participating Company will be fixed by the Administrative Committee and will be paid by the Controlling Company (to be divided equitably among the Participating Companies) or from the Trust Fund as determined by the Administrative Committee. The Administrative Committee will act by majority vote or by resolutions signed by a majority of the Administrative Committee members. Its members will serve as such without compensation.
11.3    Powers and Responsibility.
(a)    Fiduciary Responsibilities. The Administrative Committee will fulfill the duties of “administrator” as set forth in ERISA Section 3(16) and will have complete control of the administration of the Plan hereunder, with all powers necessary to enable it properly to carry out its duties as set forth in the Plan and the Trust Agreement. The Administrative Committee, acting in its role as a Named Fiduciary, will have the following duties and responsibilities:
(1)    to construe the Plan and to determine all questions that will arise thereunder;
(2)    to have all powers elsewhere herein conferred upon it;
(3)    to decide all questions relating to the eligibility of Employees to participate in the benefits of the Plan;

(4)    to determine the benefits of the Plan to which any Participant or Beneficiary may be entitled;
(5)    to make factual findings with respect to claims for benefits;
(6)    to maintain and retain records relating to Participants and Beneficiaries;
(7)    to prepare and furnish to Participants all information required under federal law or provisions of the Plan to be furnished to them;
(8)    to prepare and furnish to the Trustee sufficient employee data and the amount of Contributions received from all sources so that the Trustee may maintain separate accounts for Participants and Beneficiaries and make required payments of benefits;
(9)    to prepare and file or publish with the Secretary of Labor, the Secretary of the Treasury, their delegates and all other appropriate government officials all reports and other information required under law to be so filed or published;
(10)    as permitted in the Trust Agreement, to provide directions to the Trustee with respect to methods of benefit payment, and all other matters where called for in the Plan or requested by the Trustee;
(11)    to engage assistants and professional advisers;
(12)    to arrange for fiduciary bonding;
(13)    to provide procedures for determination of claims for benefits;
(14)    to designate, from time to time, the Trustee; and
(15)    to delegate any recordkeeping or other administerial duties hereunder to any other person or third-party;
all as further set forth herein.

(b)    Other Powers. In addition to serving as administrator of the Plan, the Administrative Committee has been vested with the authority to take certain actions on behalf of the Controlling Company as settlor of the Plan, including the authority to amend the Plan as provided for in Article XIII, to grant service with predecessor employers as provided in Sections 1.82 and 2.1. In exercising such authority and in taking any other action on behalf of the Controlling Company as settlor of the Plan, the Administrative Committee will not be deemed to be acting as a Plan fiduciary.

11.4    Delegation.
The Administrative Committee will have the power to delegate specific fiduciary, administrative and ministerial responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Administrative Committee. References in the Plan to the Administrative Committee are deemed to include any person authorized to act on its behalf pursuant to this Section.
11.5    Construction of the Plan.
The Administrative Committee will take such steps as are considered necessary and appropriate to remedy any inequity that results from incorrect information received or communicated in good faith or as the consequence of an administrative error. Such remedial steps may include, but are not limited to, taking any voluntary corrective action under any correction program available through the Internal Revenue Service, the Department of Labor or other administrative agency. The Administrative Committee, in its sole and full discretion, will interpret the Plan and will determine the questions arising in the administration, interpretation and application of the Plan. The Administrative Committee will endeavor to act, whether by general rules or by particular decisions, so as not to discriminate in favor of or against any person and so as to treat all persons in similar circumstances uniformly. The Administrative Committee will correct any defect, reconcile any inconsistency or supply any omission with respect to the Plan.
11.6    Assistants and Advisors.
(a)    Engaging Advisors. The Administrative Committee will have the right to hire, at the expense of the Controlling Company (to be divided equitably among the Participating Companies), such professional assistants and consultants as it, in its sole discretion, deems necessary or advisable. To the extent that the costs for such assistants and advisors are not paid by the Controlling Company, they will be paid at the direction of the Administrative Committee from the Trust Fund as an expense of the Trust Fund.
(b)    Reliance on Advisors. The Administrative Committee and the Participating Companies will be entitled to rely upon all certificates and reports made by an accountant, attorney or other professional adviser selected pursuant to this Section; the Administrative Committee, the Participating Companies, and the Trustee will be fully protected in respect to any action taken by them in good faith in reliance upon the advice or opinion of any such accountant, attorney or other professional adviser; and any action so taken will be conclusive upon each of them and upon all other persons interested in the Plan.
11.7    Investment Committee.
(a)    Appointment. The members of the Investment Committee will be determined by the Board, or as otherwise provided in the by-laws of the Investment Committee as approved by the Board.

(b)    Duties. The Investment Committee will have the responsibility and authority:
(1)    To appoint one or more persons to serve as investment manager with respect to all or part of the Plan assets, including assets maintained under separate accounts of an insurance company;
(2)    To allocate the responsibility and authority being carried out by the Investment Committee among the members of the Investment Committee;
(3)    To take any action appropriate to ensure that the Plan assets are invested for the exclusive purpose of providing benefits to Participants and beneficiaries in accordance with the Plan and defraying reasonable expenses of administering the Plan, subject to the requirements of any applicable law; and
(4)    To employ one or more persons to render advice with respect to any responsibility or authority being carried out by the Investment Committee.
To the extent that the costs for such assistants and advisors are not paid by a Participating Company, they will be paid at the direction of the Investment Committee from the Trust Fund as an expense of the Trust Fund.

11.8    Direction of Trustee.
The Investment Committee will have the power to provide the Trustee with general investment policy guidelines and directions to assist the Trustee respecting investments made in compliance with, and pursuant to, the terms of the Plan.
11.9    Bonding.
The Administrative Committee will arrange for fiduciary bonding as is required by law, but no bonding in excess of the amount required by law will be required by the Plan.
11.10    Indemnification.
The Administrative Committee and the Investment Committee and each member of those committees will be indemnified by the Participating Companies against judgment amounts, settlement amounts (other than amounts paid in settlement to which the Participating Companies do not consent) and expenses, reasonably incurred by the committee or the committee member in connection with any action to which the committee or the committee member may be a party (by reason of his service as a member of a committee) except in relation to matters as to which the committee or he will be adjudged in such action to be personally guilty of gross negligence or willful misconduct in the performance of its or his duties. The foregoing right to indemnification will be in addition to such other rights as such committee or each committee member may enjoy as a matter of law or by reason of insurance coverage of any kind. Rights granted hereunder will be in addition to and not in lieu of any rights to indemnification to which such committee or each committee member may be entitled pursuant to the by-laws of the Controlling Company. Service on the Administrative or Investment Committee will be deemed in partial fulfillment of a committee member’s function as an Employee, officer and/or director of the Controlling Company or any Participating Company, if he serves in such other capacity as well.

ARTICLE XII
ALLOCATION OF AUTHORITY AND RESPONSIBILITIES
12.1    Controlling Company.
(a)    General Responsibilities. The Controlling Company, as Plan sponsor, will have the following authority and responsibilities:
(1)    To appoint the Administrative Committee and the Investment Committee and to monitor each of their performances;
(2)    To communicate such information to the Trustee, the Administrative Committee and the Investment Committee as each needs for the proper performance of its duties; and
(3)    To provide channels and mechanisms through which the Administrative Committee and/or the Trustee can communicate with Participants and Beneficiaries.
In addition, the Controlling Company will perform such duties as are imposed by law or by regulation and will serve as plan administrator in the absence of an appointed Administrative Committee.

(b)    Authority of Participating Companies. Notwithstanding anything herein to the contrary, and in addition to the authority and responsibilities specifically given to the Participating Companies in the Plan, the Controlling Company, in its sole discretion, may grant the Participating Companies such authority and charge them with such responsibilities as the Controlling Company deems appropriate.
12.2    Administrative Committee.
(a)    General Responsibilities. The Administrative Committee will have the authority and responsibilities imposed by Article XI. With respect to the authority and responsibilities described in Section 11.3(a), the Administrative Committee will be a Named Fiduciary. The Administrative Committee will have no authority or responsibilities other than as granted in the Plan or as imposed as a matter of law.
(b)    Allocation of Authority. In the event any of the areas of authority and responsibilities of the Administrative Committee overlap with that of any other Plan fiduciary, the Administrative Committee will coordinate with such other fiduciaries the execution of such authority and responsibilities; provided, the decision of the Administrative Committee with respect to such authority and responsibilities ultimately will be controlling.
12.3    Investment Committee.

The Investment Committee, if any is appointed, will be a Named Fiduciary with respect to its authority and responsibilities, as imposed by Article XI. The Investment Committee will have no authority or responsibilities other than those granted in the Plan and the Trust.
12.4    Trustee.
The Trustee will be a fiduciary with respect to investment of Trust Fund assets and will have the powers and duties set forth in the Trust Agreement.
12.5    Limitations on Obligations of Fiduciaries.
No fiduciary will have authority or responsibility to deal with matters other than as delegated to it under the Plan, under the Trust Agreement or by operation of law. A fiduciary will not in any event be liable for breach of fiduciary responsibility or obligation by another fiduciary (including Named Fiduciaries) if the responsibility or authority for the act or omission deemed to be a breach was not within the scope of such fiduciary’s authority or delegated responsibility.
12.6    Delegation.
Named Fiduciaries will have the power to delegate specific fiduciary responsibilities (other than Trustee responsibilities). Such delegations may be to officers or Employees of a Participating Company or to other persons, all of whom will serve at the pleasure of the Named Fiduciary making such delegation. Any such person may resign by delivering a written resignation to the delegating Named Fiduciary. Vacancies created by any reason may be filled by the appropriate Named Fiduciary or the assigned responsibilities may be assumed or redelegated by the Named Fiduciary.
12.7    Multiple Fiduciary Roles.
Any person may hold more than one position of fiduciary responsibility and will be liable for each such responsibility separately.

ARTICLE XIII
AMENDMENT, TERMINATION AND ADOPTION
13.1    Amendment.
The provisions of the Plan may be amended at any time and from time to time by the Board or Administrative Committee, provided:
(a)    No amendment will increase the duties or liabilities of the Trustee without the consent of such party;

(b)    Except as permitted by applicable laws, no amendment will decrease the balance or vested percentage of an Account or eliminate an optional form of benefit;

(c)    No amendment will be made that significantly changes the Plan design without approval of the Board; and

(d)    No amendment will effect any changes in the contribution formula without approval of the Board.

13.2    Termination.
(a)    Right to Terminate. The Controlling Company expects the Plan to be continued indefinitely, but it reserves the right to terminate the Plan or to completely discontinue Contributions to the Plan at any time by action of the Board. In either event, the Administrative Committee, Investment Committee, each Participating Company and the Trustee will be promptly advised of such decision in writing. For termination of the Plan by a Participating Company as to itself (rather than the termination of the entire Plan) refer to Section 13.3(e).
(b)    Vesting Upon Complete Termination. If the Plan is terminated by the Controlling Company or Contributions to the Plan are completely discontinued, the Accounts of all Participants, Beneficiaries or other successors in interest as of such date will become 100% vested and nonforfeitable. Upon termination of the Plan, the Administrative Committee, in its sole discretion, will instruct the Trustee either (i) to continue to manage and administer the assets of the Trust for the benefit of the Participants and their Beneficiaries pursuant to the terms and provisions of the Trust Agreement, or (ii) to the extent permissible under applicable law, to pay over to each Participant the value of his interest in a single-sum payment and to thereupon dissolve the Trust.
(c)    Dissolution of Trust. In the event that the Administrative Committee decides to dissolve the Trust, as soon as practicable following the termination of the Plan or the Administrative Committee’s decision, whichever is later, the assets under the Plan will be converted to cash or other distributable assets, to the extent necessary to effect a complete distribution of the Trust assets as described hereinbelow. Following completion of the conversion, on a date selected by the Administrative Committee, each individual with an Account under the Plan on such date will receive a distribution of the total amount then credited to his Account. The amount of cash and other property distributable to each such individual will be determined as of the date of distribution (treating, for this purpose, such distribution date as the Valuation Date as of which the distributable amount is determined). In the case of a termination distribution as provided herein, the Administrative Committee may direct the Trustee to take any action provided in Section 10.10 (dealing with unclaimed benefits), except that it will not be necessary to hold funds for any period of time stated in such Section. Within the expense limitations set forth in the Plan, the Administrative Committee may direct the Trustee to use assets of the Trust Fund to pay any due and accrued expenses and liabilities of the Trust and any expenses involved in termination of the Plan (other than expenses incurred for the benefit of the Participating Companies). Notwithstanding anything in the Plan to the contrary, upon termination of the Plan, the Administrative Committee may elect to transfer a missing Participant’s or beneficiary’s Account to the Pension Benefit Guaranty Corporation established by ERISA Section 4002, as permitted under ERISA Section 4050(d).
(d)    Vesting Upon Partial Termination. In the event of a partial termination of the Plan [as provided in Code Section 411(d)(3)], the Accounts of those Participants and Beneficiaries affected will become 100% vested and nonforfeitable and, unless transferred to another qualified plan, will be distributed in a manner and at a time consistent with the terms of Article X.
13.3    Adoption of the Plan by a Participating Company.
(a)    Procedures for Participation. As of the Effective Date, the Controlling Company and the other Affiliates listed on Schedule A hereto will be Participating Companies in the Plan. The Administrative Committee may designate any other Affiliate as a Participating Company. The name of each Participating Company, along with the effective date of its participation, may be recorded in the records of the Administrative Committee or on Schedule A hereto.
(b)    Single Plan. The Plan will be considered a single plan for purposes of Treasury Regulation Section 1.414(l)-1(b)(1). All assets contributed to the Plan by the Participating Companies will be available to pay benefits to all Participants and Beneficiaries. Nothing contained herein will be construed to prohibit the separate accounting of assets contributed by the Participating Companies for purposes of cost allocation, Contributions, Forfeitures and other purposes, pursuant to the terms of the Plan and as directed by the Administrative Committee.
(c)    Authority under Plan. As long as a Participating Company’s designation as such remains in effect, such Participating Company will be bound by, and subject to, all provisions of the Plan and the Trust. The exclusive authority to amend the Plan and the Trust will be vested in the Administrative Committee and the Board, and no other Participating Company will have any right to amend the Plan or the Trust. Any amendment to the Plan or the Trust adopted by the Administrative Committee or the Board will be binding upon every Participating Company without further action by such Participating Company.
(d)    Contributions to Plan. A Participating Company will be required to make Contributions to the Plan at such times and in such amounts as specified in Articles III and VI. The Contributions made (or to be made) to the Plan by the Participating Companies will be allocated between and among such companies in whatever equitable manner or amounts as the Administrative Committee determines.

(e)    Withdrawal from Plan. The Administrative Committee may terminate the designation of a Participating Company, effective as of any date. A Participating Company may withdraw from participation in the Plan, with the approval of the Administrative Committee; provided, such action is communicated in writing to the Administrative Committee. The withdrawal of a Participating Company will be effective as of the last day of the Plan Year in which the notice of withdrawal is received by the Administrative Committee (unless the Controlling Company or Administrative Committee consents to a different effective date). Any such Participating Company which ceases to be a Participating Company will be liable for all costs and liabilities (whether imposed under the terms of the Plan, the Code or ERISA) accrued, with respect to its Employees, through the effective date of its withdrawal or termination. The withdrawing or terminating Participating Company will have no right to direct that assets of the Plan be transferred to a successor plan for its Employees unless such transfer is approved by the Controlling Company or Administrative Committee in its sole discretion.
13.4    Merger, Consolidation and Transfer of Assets or Liabilities.
In the event of any merger or consolidation of the Plan with, or transfer of assets or liabilities of the Plan to, any other plan, each Participant and beneficiary will have a plan benefit in the surviving or transferee plan (determined as if such plan were then terminated immediately after such merger, consolidation or transfer of assets or liabilities) that is equal to or greater than the benefit he would have been entitled to receive under the Plan immediately before such merger, consolidation or transfer of assets or liabilities, if the Plan had terminated at that time.

ARTICLE XIV
TOP-HEAVY PROVISIONS
14.1    Top-Heavy Plan Years.
The provisions set forth in this Article will become effective for any Plan Years with respect to which the Plan is determined to be a Top-Heavy Plan and will supersede any other provisions of the Plan which are inconsistent with these provisions; provided, if the Plan is determined not to be a Top-Heavy Plan in any Plan Year subsequent to a Plan Year in which the Plan was a Top-Heavy Plan, the provisions of this Article will not apply with respect to such subsequent Plan Year; provided further, the provisions of this Article will not apply with respect to any Plan Year in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Code Section 401(k)(12) or 401(k)(13) and matching contributions with respect to which the requirements of Code Section 401(m)(11) or 401(m)(12) are met; and, provided further, to the extent that any of the requirements of this Article are no longer required under Code Section 416 or any other Section of the Code, such requirements will be of no force or effect.
14.2    Determination of Top-Heavy Status.
(a)    Application. The Plan will be considered a Top-Heavy Plan for a Plan Year if either:
(1)    The Plan is not part of a Required Aggregation Group or a Permissive Aggregation Group and, as of the Determination Date of such Plan Year, the value of the Accounts of the Participants who are Key Employees under the Plan exceeds 60% of the value of the Accounts of all Participants (as determined in accordance with Code Section 416 and the regulations thereunder); or
(2)    The Plan is part of a Required Aggregation Group which, as of the Determination Date of such Plan Year, is a Top-Heavy Group;
provided, the Plan will not be considered a Top-Heavy Plan for a Plan Year under subsection (a)(2) hereof if the Plan also is part of a Permissive Aggregation Group which is not a Top-Heavy Group for such Plan Year.

(b)    Special Definitions.
(1)    Determination Date. The term “Determination Date” means (i) in the case of the Plan Year that includes the original effective date of the Plan, the last day of such Plan Year, and (ii) with respect to any other Plan Year of the Plan, the last day of the immediately preceding Plan Year, and (iii) for any plan year of each other qualified plan maintained by a Participating Company or Affiliate which is part of a Required or Permissive Aggregation Group, the date determined under (i) or (ii) above as if the term “Plan Year” means the plan year for each such other qualified plan.

(2)    Non-Key Employee. The term “Non-Key Employee” means any Employee who is not a Key Employee. For purposes hereof, former Key Employees will be treated as Non-Key Employees.
(3)    Permissive Aggregation Group. The term “Permissive Aggregation Group” means a Required Aggregation Group and any other qualified plan or plans maintained or contributed to by an Affiliate which, when considered with the Required Aggregation Group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.
(4)    Required Aggregation Group. The term “Required Aggregation Group” means a group of plans of the Affiliates consisting of (i) each plan which, for such Plan Year or any of the 4 preceding Plan Years, qualifies under Code Section 401(a) and in which a Key Employee is a participant, and (ii) each other plan which, during this 5-year period, qualifies under Code Section 401(a) and which enables any plan described in clause (i) hereof to satisfy the requirements of Code Sections 401(a)(4) or 410.
(5)    Top-Heavy Group. The term “Top-Heavy Group” means a Required or Permissive Aggregation Group with respect to which the sum (determined as of a Determination Date) of (i) the present value of the cumulative accrued benefits for Key Employees under all Defined Benefit Plans included in such group, and (ii) the aggregate of the accounts of Key Employees under all Defined Contribution Plans included in such group, exceeds 60% of a similar sum determined for all Employees.
(c)    Special Rules. The following rules will apply in determining whether the Plan is a Top-Heavy Plan under subsection (a)(1) or (a)(2) above:
(1)    The value of any account balance under any Defined Contribution Plan and the value of any accrued benefit under any Defined Benefit Plan will be determined as of the most recent valuation date that falls within, or ends with, the 12-month period ending on the Determination Date or, if plans are aggregated, the Determination Dates that fall within the same calendar year;
(2)    The value of the Accounts under the Plan or the accounts under any other Defined Contribution Plan included in a Required or Permissive Aggregation Group for any Determination Date, other than the Determination Date for the first plan year, will include the amounts actually contributed and paid to the plan on or before the Determination Date, and will exclude any amounts to be contributed with respect to such preceding plan year but not actually paid to the plan on or before the Determination Date. The value of the accounts under any Defined Contribution Plan for the Determination Date of the first plan year will include all amounts contributed to the plan as of the Determination Date, regardless of whether such amounts will have been actually paid or merely accrued as of the Determination Date;
(3)    The value of any account balance under any Defined Contribution Plan and the present value of any accrued benefit under any Defined Benefit Plan as of any

Determination Date will be increased by the aggregate distributions made under the plan (including distributions under a terminated plan which, if it had not been terminated, would have been included in a Required Aggregation Group) during the 1-year period ending on the Determination Date (or, in the case of distributions made for a reason other than severance from employment, death, or disability, the 5-year period ending on the Determination Date);
(4)    Accrued benefits and accounts of the following individuals will not be taken into account for a Plan Year: (A) any Non-Key Employee who, in a prior Plan Year, was a Key Employee or (B) any Employee who had not performed any services for a Participating Company at any time during the 1-year period ending on the Determination Date for such Plan Year;
(5)    The value of any account balance will not include deductible employee contributions, as described in Code Section 72(o)(5)(A);
(6)    The extent to which rollovers and plan-to-plan transfers are taken into account in determining the value of any account balance or accrued benefit will be determined in accordance with Code Section 416 and the regulations thereunder; and
(7)    Each Non-Key Employee’s accrued benefit under the Plan and any Defined Benefit Plans will be determined (A) under the method, if any, that uniformly applies for accrual purposes under all Defined Benefit Plans, or (B) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate set forth under Code Section 411(b)(1)(C).
14.3    Top-Heavy Minimum Contribution.
(a)    Multiple Defined Contribution Plans. For any Plan Year in which the Plan is a Top-Heavy Plan, the aggregate company Contributions (when added to similar contributions made under other defined contribution plans) allocated to the Account of any Active Participant who is a Non-Key Employee will not be less than the Defined Contribution Minimum. To the extent that the company Contributions are less than the Defined Contribution Minimum, additional company Contributions will be provided under the Plan.
For purposes hereof, a Non-Key Employee will not fail to receive a minimum contribution hereunder for a Plan Year because (i) such Non-Key Employee fails to complete 1,000 Hours of Service for such Plan Year or (ii) such Non-Key Employee is excluded from participation (or receives no allocation) merely because his Compensation is less than a stated amount or because he failed to make a Deferral Election for such Plan Year.

(b)    Defined Contribution and Benefit Plans. In the event that Non-Key Employees are covered under both the Plan and one or more Defined Benefit Plans maintained by an Affiliate, the minimum contribution level set forth in subsection (a) hereof will be satisfied if each such Non-Key Employee receives a benefit level under such Defined Contribution and Defined Benefit Plans which is not less than the Defined Benefit Minimum offset by any benefits provided under the Plan and any other Defined Contribution Plans maintained by any Affiliate.

(c)    Defined Contribution Minimum. The term “Defined Contribution Minimum” means, with respect to the Plan, a minimum level of company Contributions allocated with respect to a Plan Year to the Account of each Active Participant who is a Non-Key Employee; such level being the lesser of:
(1)    3% of such Active Participant’s Compensation for such Plan Year; or
(2)    if no Defined Benefit Plan of an Affiliate uses the Plan to satisfy the requirements of Code Sections 401(a)(4) or 410, the highest percentage of Compensation at which company Contributions are made, or are required to be made, under the Plan for such Plan Year for any Key Employee.
For purposes of this subsection (c), (i) qualified nonelective contributions made by the Controlling Company in order to satisfy the anti-discrimination tests of Code Section 401(k) or Section 401(m) (for example, Supplemental Contributions) may be treated as company Contributions, (ii) Before-Tax (other than Catch-Up Contributions) and Matching Contributions will be taken into account as company Contributions for Key Employees, (iii) Matching Contributions may be treated as company Contributions and may be taken into account for satisfying the minimum contribution requirement for Non-Key Employees, and (iv) Before-Tax Contributions will not be taken into account for satisfying the minimum contribution requirement for Non-Key Employees.
(d)    Defined Benefit Minimum. The term “Defined Benefit Minimum” means, with respect to a Defined Benefit Plan, a minimum level of accrued benefit derived from employer contributions with respect to a plan year for each participant who is a Non-Key Employee; such level, when expressed as an annual retirement benefit, being not less than the product of (1) and (2), where:
(1)    Equals the Non-Key Employee’s average Compensation for the period of consecutive years (not exceeding 5) when such Non-Key Employee had the highest aggregate Compensation from all Affiliates; and
(2)    Equals the lesser of (A) 2% times such Non-Key Employee’s number of years of service or (B) 20%.
For purposes o    f determining the Defined Benefit Minimum, “years of service” will not include any year of service if the plan was not a Top-Heavy Plan for the plan year ending during such year of service and will not include any years of service completed in a plan year beginning before January 1, 1984. Compensation in years before January 1, 1984, and Compensation in years after the close of the last plan year in which the plan is a Top-Heavy Plan will be disregarded. All accruals of employer-provided benefits, whether or not attributable to years for which the Plan is top heavy, may be used in determining whether the minimum contribution requirements set forth in this Section are satisfied.

14.4    Top-Heavy Minimum Vesting.
The vesting schedule set forth in Section 8.1(b) satisfies the top-heavy minimum vesting requirements.
14.5    Construction of Limitations and Requirements.
The descriptions of the limitations and requirements set forth in this Article are intended to serve as statements of the minimum legal requirements necessary for the Plan to remain qualified under the applicable terms of the Code. The Participating Companies do not desire or intend, and the terms of this Article will not be construed, to impose any more restrictions on the operation of the Plan than required by law. Therefore, the terms of this Article and any related terms and definitions in the Plan will be interpreted and operated in a manner which imposes the least restrictions on the Plan.

ARTICLE XV
MISCELLANEOUS

15.1    Nonalienation of Benefits and Spendthrift Clause.
(a)    General Nonalienation Requirements. Except to the extent permitted by law and as provided in subsection (b), (c) or (d) hereof, none of the Accounts, benefits, payments, proceeds or distributions under the Plan will be subject to the claim of any creditor of a Participant or beneficiary or to any legal process by any creditor of such Participant or beneficiary; and neither such Participant nor beneficiary will have any right to alienate, commute, anticipate or assign any of the Accounts, benefits, payments, proceeds or distributions under the Plan except to the extent expressly provided herein.
(b)    Exception for Qualified Domestic Relations Orders.
(1)    The nonalienation requirements of subsection (a) hereof will apply to the creation, assignment or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is (i) determined to be a qualified domestic relations order, as defined in Code Section 414(p), entered on or after January 1, 1985, or (ii) any domestic relations order, as defined in Code Section 414(p), entered before January 1, 1985, pursuant to which a transferor plan was paying benefits on January 1, 1985. The Administrative Committee will establish reasonable written procedures to determine the qualified status of a domestic relations order. Further, to the extent provided under a qualified domestic relations order, a former spouse of a Participant will be treated as the Spouse or Surviving Spouse for all purposes under the Plan.
(2)    The Administrative Committee will establish reasonable procedures to administer distributions under qualified domestic relations orders which are submitted to it. The Administrative Committee, to the extent provided in a qualified domestic relations order, will direct the Trustee to pay, in a single-sum payment, the full amount of the benefit payable to any alternate payee under a qualified domestic relations order. Such cash-out payment will be made as soon as practicable after the Administrative Committee determines that a domestic relations order is a qualified domestic relations order, or if later, when the terms of the qualified domestic relations order permit such a distribution. (See also Section 10.5.) If the terms of a qualified domestic relations order do not permit an immediate cash-out payment, the benefits will be paid to the alternate payee in accordance with the terms of such order and the applicable terms of the Plan.
(c)    Exception for Loans from the Plan. All loans made by the Trustee to any Participant or beneficiary will be secured by a pledge of the borrower’s interest in the Plan.
(d)    Exception for Crimes Against the Plan. The nonalienation requirements of subsection (a) hereof will not apply to any offset of a Participant’s Account, benefit, payments, proceeds or distributions under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(1)    The order or requirement to pay arises, on or after August 5, 1997, (i) under a judgment of conviction for a crime involving the Plan; (ii) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA; or (iii) pursuant to a settlement agreement between the Secretary of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of such Subtitle by a fiduciary or any other person; and
(2)    The judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefits provided under the Plan.
15.2    Headings.
The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof.
15.3    Construction, Controlling Law.
In the construction of the Plan, the masculine will include the feminine and the feminine the masculine, and the singular will include the plural and the plural the singular, in all cases where such meanings would be appropriate. Unless otherwise specified, any reference to a Section, subsection or Article will be interpreted as a reference to a Section, subsection or Article of the Plan. The Plan will be construed in accordance with the laws of the State of Texas and applicable federal laws.
15.4    Legally Incompetent.
The Administrative Committee may in its discretion direct that payment be made and the Trustee will make payment on such direction, directly to an incompetent or disabled person, whether incompetent or disabled because of minority or mental or physical disability, or to the guardian of such person, to any person having legal custody of such person, or to such other person as the Administrative Committee may otherwise determine, without further liability with respect to or in the amount of such payment either on the part of any Participating Company, the Administrative Committee or the Trustee.
15.5    Title to Assets, Benefits Supported Only By Trust Fund.
No Participant or beneficiary will have any right to, or interest in, any assets of the Trust Fund upon termination of his employment or otherwise, except as provided from time to time under the Plan, and then only to the extent of the benefits payable under the Plan to such Participant or beneficiary out of the assets of the Trust Fund. Any person having any claim under the Plan will look solely to the assets of the Trust Fund for satisfaction. The foregoing sentence notwithstanding, each Participating Company will indemnify and save any of its officers, members of its board of directors or agents, and each of them, harmless from any and all claims, loss, damages, expense and liability arising from their responsibilities in connection with the Plan and from acts, omissions and conduct in their official capacity, except to the extent that such effects and consequences will result from their own willful misconduct or gross negligence.
15.6    Legal Action.
In any action or proceeding involving the assets held with respect to the Plan or Trust Fund or the administration thereof, the Participating Companies, the Administrative Committee and the Trustee will be the only necessary parties and no Participants, Employees, or former Employees, their Beneficiaries or any other person having or claiming to have an interest in the Plan will be entitled to any notice of process; provided, such notice as is required by the Internal Revenue Service and the Department of Labor to be given in connection with Plan amendments, termination, curtailment or other activity will be given in the manner and form and at the time so required. Any final judgment which is not appealed or appealable that may be entered in any such action or proceeding will be binding and conclusive on the parties hereto, the Administrative Committee and all persons having or claiming to have an interest in the Plan.
15.7    Exclusive Benefit; Refund of Contributions.
No part of the Trust Fund will be used for or diverted to purposes other than the exclusive benefit of the Participants and Beneficiaries, subject, however, to the payment of all costs of maintaining and administering the Plan and Trust. Notwithstanding the foregoing, Contributions to the Trust by a Participating Company may be refunded to the Participating Company under the following circumstances and subject to the following limitations:
(a)    Permitted Refunds. If and to the extent permitted by the Code and other applicable laws and regulations thereunder, upon the Participating Company’s request, a Contribution which is (i) made by a mistake in fact, or (ii) conditioned upon the deductibility of the Contribution under Code Section 404, will be returned to the Participating Company making the Contribution within 1 year after the payment of the Contribution or the disallowance of the deduction (to the extent disallowed), whichever is applicable.
(b)    Payment of Refund. If any refund is paid to a Participating Company hereunder, such refund will be made without interest or other investment gains, will be reduced by any investment losses attributable to the refundable amount and will be apportioned among the Accounts of the Participants as an investment loss, except to the extent that the amount of the refund can be attributed to one or more specific Participants (for example, as in the case of certain mistakes of fact), in which case the amount of the refund attributable to each such Participant’s Account will be debited directly against such Account.
(c)    Limitation on Refund. No refund will be made to a Participating Company if such refund would cause the balance in a Participant’s Account to be less than the balance would have been had the refunded contribution not been made.

15.8    Plan Expenses.
As permitted under the Code and ERISA, expenses incurred with respect to administering the Plan and Trust will be paid by the Trustee from the Trust Fund to the extent such costs are not paid by the Participating Companies or to the extent the Controlling Company requests that the Trustee reimburse it or any other Participating Company for its payment of such expenses. Upon request, the Trustee will reimburse the Controlling Company for its salary and other labor costs related to the Plan to the extent that such costs constitute proper Plan expenses. The Administrative Committee may provide for such expenses to be charged against earnings as provided in Section 7.4, Forfeitures as provided in Section 5.5 or Participants’ Accounts (on a per capita basis, in proportion to the value of such Accounts or on any other basis permitted under the Code and ERISA). The Administrative Committee may provide for any expenses specifically attributable to an Account to be charged against such Account.
15.9    Special Effective Dates.
(a)    Intent of Plan. The Plan as set forth herein generally is effective as of the Effective Date and is intended to be in compliance with all current laws and regulations.
(b)    Compliance. To the extent any of the changes and provisions described above have requisite effective dates other than the Effective Date, the Plan will be deemed to be effective as of such requisite effective dates solely for the purpose of satisfying the applicable legal and regulatory requirements.
15.10    Satisfaction of Writing Requirement By Other Means.
In any circumstance where the Plan requires delivery of a written notice or other document, such requirement may be satisfied by electronic or any other means permitted under applicable law, pursuant to procedures and rules established by the Administrative Committee.

IN WITNESS WHEREOF, the Controlling Company has caused the Plan to be executed by a duly authorized officer on the date written below.

CASH AMERICA INTERNATIONAL, INC.

By: /s/ Randall Blubaugh

Title: Vice President Total Rewards and Human Resources

Date: December 18, 2014

CASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

SCHEDULE A

PARTICIPATING COMPANIES AND EFFECTIVE DATES
[see Plan Sections 1.57 PARTICIPATING COMPANY and 13.3]

Name                                Effective Date
Cash America, Inc. of Kentucky                January 1, 1991
Cash America, Inc. of North Carolina            January 1, 1991
Cash America, Inc. of Oklahoma                January 1, 1991
Cash America, Inc. of South Carolina            January 1, 1991
Cash America, Inc. of Tennessee                January 1, 1991
Cash America, Inc. of Louisiana                January 1, 1991
Cash America, Inc. of Alabama                July 8, 1992
Cash America, Inc. of Indiana                    October 27, 1992
Cash America, Inc. of Illinois                    January 16, 1998
Cash America of Missouri, Inc.                January 20, 1994
Cash America Pawn, Inc. of Ohio                January 1, 1991
Cash America, Inc. of Utah                    April 25, 1997
Cash America Pawn, L.P.                    December 6, 1991
Cash America Management, L.P.                December 6, 1991
Cash America Financial Services, Inc.            December 7, 1999
Florida Cash America, Inc.                    January 1, 1991
Georgia Cash America, Inc.                    January 1, 1991
Mr. Payroll Corporation (DE Corporation)            January 1, 1999
Cashland Financial Services, Inc.                February 19, 2004
Cash America Advance, Inc.                    June 1, 2004
Cash America, Inc. of Nevada                January 1, 2005
Cash America, Inc. of Alaska                    April 4, 2006
Cash America Internet Sales, Inc.                January 27, 2012

A-1

ACASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

SCHEDULE B

SERVICE WITH PREDECESSOR EMPLOYERS
[see Plan Sections 1.82(f) and 2.1(d) ELIGIBILITY AND VESTING SERVICE]

An Employee’s periods of employment with the following entities, prior to such entities becoming Affiliates, will be taken into account for eligibility and vesting purposes under the Plan:

1.
American Pawn & Jewelry, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of American Pawn & Jewelry, Inc. by Cash America, Inc. of North Carolina on October 1, 1996.

2.
Joanne Reback, DBA Palmetto Pawn/Check Cashing, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Joanne Reback, DBA Palmetto Pawn/Check Cashing by Florida Cash America, Inc. on October 30, 1996.

3.
Rothchilds Sales & Loan, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Rothchilds Sales & Loan, Inc., by Cash America, Inc. of Utah on May 6, 1997.

4.
American Pawn & Jewelry, Inc. (Harlingen #1), but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of American Pawn & Jewelry, Inc. (Harlingen #1) by Cash Pawn L.P. on June 17, 1997, and such Employees will have a special Entry Date of June 17, 1997.

5.
L&M Pawn Shop (New Orleans #9), but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Sherman Lanier, DBA L&M Pawn Shop (New Orleans #9) by Cash America, Inc. of Louisiana on August 22, 1997, and such employees will have a special Entry Date of August 22, 1997.

6.
Big Al’s Pawn, Inc., DBA Al’s Pawn-A-Rama (West Palm Beach #4), but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Big Al’s Pawn, Inc., DBA Al’s Pawn-A-Rama (West Palm Beach #4) by Florida Cash America, Inc. on September 4, 1997, and such Employees will have a special Entry Date of September 4, 1997.

7.
Bren, Inc., DBA Brenda’s Jewelry & Pawn (Orlando #14), but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Bren, Inc., DBA Brenda’s Jewelry & Pawn (Orlando #14) by Florida Cash

America, Inc. on September 18, 1997, and such Employees will have a special Entry Date of September 18, 1997.

8.
Heartland Corporation, but only for persons who became Employees immediately following and as a result of the termination of the management contract with Heartland Corporation by Cash America International, Inc. on October 1, 1997.

9.
Adam C. Harvey, DBA Southern Ohio Gold and Silver Exchange, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Adam C. Harvey, DBA Southern Ohio Gold and Silver Exchange by Cash America Pawn, Inc. of Ohio on January 5, 1998.

10.
Matt’s Inc., DBA Matt’s Pawns, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Matt’s, Inc., DBA Matt’s Pawns by Cash America, Inc. of Utah on January 12, 1998.

11.
Gulf Freeway Pawnship Company, DBA Gold-N-Dollar Pawn Shop, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Gulf Freeway Pawnship Company, DBA Gold-N-Dollar Pawn Shop by Cash America Pawn L.P. on February 12, 1998.

12.
Ricky Fishel and Isadore Fishel, DBA Eagle Jewelry & Loan, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Ricky Fishel and Isadore Fishel, DBA Eagle Jewelry & Loan by Cash America Pawn L.P. on February 27, 1998.

13.
DGRF, Inc., DBA Eagle Jewelry & Loan #3, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of DGRF, Inc., DBA Eagle Jewelry & Loan #3 by Cash America Pawn L.P. on February 27, 1998.

14.
Crown Jewelry & Loan Company, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Crown Jewelry & Loan Company by Cash America, Inc. of Illinois on March 3, 1998.

15.
Mint Pawners & Jewelers, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Mint Pawners & Jewelers, Inc. by Cash America, Inc. of Illinois on March 10, 1998.

16.
Uptown City Pawners, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Uptown City Pawners, Inc. by Cash America, Inc. of Illinois on March 10, 1998.

17.	Doc Holliday’s Pawnbrokers and Jewellers, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of

Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

18.
Longhorn Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

19.
Bronco Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

20.
Buffalo Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

21.
Gamecock Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

22.
Hornet Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

23.
Tiger Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of the stock of Doc Holliday’s Pawnbrokers and Jewellers, Inc. by Cash America International, Inc. on May 22, 1998.

24.
Needham Enterprises, Inc., DBA NEI Pawn, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Needham Enterprises, Inc., DBA NEI Pawn by Cash America, Inc. of Tennessee on June 18, 1998.

25.
Cash Pawn Shop, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Cash Pawn Shop, Inc. by Cash America, Inc. of Alabama on June 24, 1998.

26.
Tamiami Pawn and Gun, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Tamiami Pawn and Gun, Inc. by Florida Cash America, Inc. on July 17, 1998.

27.
Roy L. Saucer and Connie Saucer, DBA Roy’s Pawn and Gun Shop, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Roy L. Saucer and Connie Saucer, DBA Roy’s Pawn and Gun Shop by Cash America, Inc. of Louisiana on August 13, 1998.

28.
Howard E. Warren, Linda E. Warren and Jane Landrum, DBA Amigo Pawn Shop, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Howard E. Warren, Linda E. Warren and Jane Landrum, DBA Amigo Pawn Shop by Cash America Pawn L.P. on October 20, 1998.

29.
United Pawn, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of United Pawn, Inc. by Cash America Pawn L.P. on November 20, 1998.

30.
Nice Guys Pawn Shop, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Nice Guys Pawn Shop, Inc. by Florida Cash America, Inc. on April 30, 1999.

31.
North Star Jewelers & Collateral, Co., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of North Star Jewelers & Collateral, Co. by Cash America, Inc. of Illinois on August 12, 1999.

32.
Effective as of June 11, 2001, Gold Star Jewellers & Collateral Company, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Gold Star Jewellers & Collateral Company by Cash America, Inc. of Illinois on June 11, 2001.

33.
Effective as of September 24, 2001, Money Core, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Money Core, Inc. by Cash America Pawn L.P. on September 24, 2001.

34.
Effective as of November 19, 2001, The Aydam Revocable Trust, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of The Aydam Revocable Trust by Cash America Pawn L.P. on November 19, 2001.

35.
Effective as of January 15, 2002, A Deal Loan Corp., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of A Deal Loan Corp. by Cash America, Inc. of Illinois on January 15, 2002.

36.
Effective as of February 26, 2002, El Tesoro Pawn Shop, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of El Tesoro Pawn Shop, Inc. by Florida Cash America, Inc. on February 26, 2002.

37.
Effective as of February 3, 2003, ELW, Inc., d/b/a Pawn Stop, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of ELW, Inc., d/b/a Pawn Stop, Inc. by Cash America Pawn L.P. on February 3, 2003.

38.
Effective as of August 1, 2003, Cashland, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Cashland, Inc. by Cashland Financial Services, Inc. on August 1, 2003.

39.
Effective as of August 6, 2003, Alexis Jewels, Inc., d/b/a Goldmasters Jewelers, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Alexis Jewels, Inc., d/b/a Goldmasters Jewelers by Florida Cash America, Inc. on August 6, 2003.

40.
Effective as of August 11, 2003, American Pawn and Jewelry, Inc. but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of American Pawn and Jewelry, Inc. by Cash America Pawn L.P. on August 11, 2003.

41.
Effective as of October 30, 2003, Ace Pawn, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Ace Pawn, Inc. by Cash America Pawn, L.P. on October 30, 2003.

42.
Effective as of August 31, 2004, GoldX Financial Services, Inc. and Gold Exchange, LLC, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of GoldX Financial Services, Inc. and Gold Exchange, LLC by Cash America Advance, Inc. on August 31, 2004.

43.
Effective as of September 20, 2004, Oak Brook Financial Corporation and Oak Brook-G Schaub, LLC, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Oak Brook Financial Corporation and Oak Brook-G Schaub, LLC by Cash America Advance, Inc. on September 20, 2004.

44.
Effective as of November 2, 2004, Forte Pawn, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Forte Pawn, Inc. by Florida Cash America, Inc. on November 2, 2004.

45.
Effective as of January 1, 2005, Superpawn, Inc. and Camco, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Superpawn, Inc. and Camco, Inc. by Cash America, Inc. of Nevada on December 10, 2004.

46.
Effective as of April 28, 2005, BG Capital, Ltd., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of BG Capital, Ltd. by Cash America Pawn L.P. on April 28, 2005.

47.
Effective as of May 23, 2005, Chicago City Pawners, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Chicago City Pawners, Inc. by Cash America, Inc. of Illinois on May 23, 2005.

48.
Effective as of June 18, 2005, Omegum Financial Services, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Omegum Financial Services, Inc. by Cash America Advance, Inc. on June 18, 2005.

49.
Effective as of September 8, 2005, American Pawn & Jewelry, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of American Pawn & Jewelry, Inc. by Cash America Pawn L.P. on September 8, 2005.

50.
Effective as of October 4, 2005, Ace Pawn, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Ace Pawn, Inc. by Cash America Pawn L.P. on October 4, 2005.

51.
Effective as of January 30, 2006, Donald H. Anderson and Ginny R. Anderson, DBA Magnolia Pawn, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Donald H. Anderson and Ginny R. Anderson, DBA Magnolia Pawn, by Cash America Pawn L.P. on January 30, 2006.

52.
Effective as of July 28, 2006, Cash Alaska, LLC, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Cash Alaska, LLC by Cash America, Inc. of Alaska on July 28, 2006.

53.
Effective as of July 28, 2006, Fine Pawn, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Fine Pawn, Inc. by Cash America, Inc. of Alaska on July 28, 2006.

54.
Effective as of September 15, 2006, The Check Giant, LLC, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of The Check Giant LLC and its subsidiaries by Cash America Pawn, Inc. of Ohio and Cash America Net Holdings, LLC and its subsidiaries on September 15, 2006.

55.
Effective as of November 9, 2006, Mr. Money Holdings, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Mr. Money Holdings, Inc. by Cash America Pawn L.P. on November 9, 2006.

56.	Effective as of January 15, 2007, Quercus Investments, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Quercus Investments, Inc. by Cash America Pawn L.P. on January 15, 2007.

57.
Effective as of February 15, 2007, Siz Ventures, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Siz Ventures, Inc. by Cash America, Inc. of Nevada on February 15, 2007.

58.
Effective as of April 19, 2007, Donna C. Wall and Jerry E. Wall, DBA Texas Jewelry & Loan, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Donna C. Wall and Jerry E. Wall, DBA Texas Jewelry & Loan, by Cash America Pawn L.P. on April 19, 2007.

59.
Effective as of August 24, 2007, Pronto Pawn, Ltd., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Pronto Pawn, Ltd. by Cash America Pawn L.P. on August 24, 2007.

60.
Effective as of September 7, 2007, Bargain Mart Jewelry and Pawn, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Bargain Mart Jewelry and Pawn, Inc. by Cash America of Missouri, Inc. on September 7, 2007.

61.
Effective as of May 21, 2008, Best Pawn & Jewelry, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Best Pawn & Jewelry, Inc. by Cash America Pawn L.P. on May 21, 2008.

62.
Effective as of January 1, 2009, Primary Business Services, Inc., but only for persons who became Employees immediately following and as a result of the termination of the consulting contract with Conrad Management Corporation by Primary Credit Processing, LLC, Primary Credit Services, LLC and Primary Payment Solutions, LLC on January 1, 2009.

63.
Effective as of January 1, 2009, Primary Finance, Inc., but only for persons who became Employees immediately following and as a result of the termination of the consulting contract with Conrad Management Corporation by Primary Credit Processing, LLC, Primary Credit Services, LLC and Primary Payment Solutions, LLC on January 1, 2009.

64.
Effective as of January 1, 2009, Primary Processing, Inc., but only for persons who became Employees immediately following and as a result of the termination of the consulting contract with Conrad Management Corporation by Primary Credit Processing, LLC, Primary Credit Services, LLC and Primary Payment Solutions, LLC on January 1, 2009.

65.
Effective as of January 1, 2009, Primary Members Insurance Services, Inc., but only for persons who became Employees immediately following and as a result of the termination of the consulting contract with Conrad Management Corporation by

Primary Credit Processing, LLC, Primary Credit Services, LLC and Primary Payment Solutions, LLC on January 1, 2009.

66.
Effective as of January 1, 2009, Conrad Management Corporation, but only for persons who became Employees immediately following and as a result of the termination of the consulting contract with Conrad Management Corporation by Primary Credit Processing, LLC, Primary Credit Services, LLC and Primary Payment Solutions, LLC on January 1, 2009.

67.
Effective as of October 12, 2009, Lockhart Pawn, Ltd., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Lockhart Pawn, Ltd. by Cash America Pawn L.P. on October 12, 2009.

68.
Effective as of December 7, 2009, SJ Smith Investments, Inc. but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of SJ Smith Investments, Inc. by Cash America, Inc. of Louisiana on December 7, 2009.

69.
Effective as of January 25, 2010, Pawnshop Operating Company, LLC, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Pawnshop Operating Company, LLC by Cash America Pawn L.P. on January 25, 2010.

70.
Effective as of October 1, 2010, Maxit Financial, LLC and its affiliates, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Maxit Financial, LLC by Cash America, Inc. of Nevada in October of 2010.

71.
Effective as of December 14, 2010, Mark Stephen Begue, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of the Ozone Pawn Shop by Cash America, Inc. of Louisiana on December 14, 2010.

72.
Effective as of December 16, 2010, Karl Russell Smith, Jr. and Billie Jean Smith, but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of the A Plus Pawn Shop by Cash America Pawn L.P. on December 16, 2010.

73.
Effective as of October 17, 2011, Quick Cash Pawn, LLC, but only for persons who became Employees in October 2011 as a result of the acquisition of certain assets of Quick Cash Pawn, LLC by Cash America, Inc. of Louisiana on October 17, 2011.

74.
Effective as of December 1, 2011, Pawn Partners, Inc., but only for persons who became Employees in December 2011 as a result of the acquisition of certain assets of Pawn Partners, Inc. by Cash America, Inc. of Nevada on November 30, 2011.

75.
Effective as of October 25, 2012, Ca$h Corporation, Pawn Corp. #1, Inc., Pawncorp #2, Inc. and Pawncorp #4, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Ca$h Corporation, Pawn Corp. #1, Inc., Pawncorp #2, Inc. and Pawncorp #4, Inc. by Cash America Pawn, Inc. of Nevada on October 25, 2012.

76.
Effective as of December 9, 2012, Falcon Credit, Inc., Casa Credit Credit, Inc., Classic Credit, Inc. and Standon, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Falcon Credit, Inc., Casa Credit Credit, Inc. and Standon, Inc. by Cash America, Inc. of Kentucky, Cash America, Inc. of North Carolina and Cash America, Inc. of Tennessee on December 9, 2012.

77.
Effective as of December 16, 2012, Falcon Credit, Inc., Casa Credit Credit, Inc., Classic Credit, Inc. and Standon, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Classic Credit Credit, Inc. and Standon, Inc. by Cash America, Inc. of North Carolina and Cash America, Inc. of Tennessee on December 9, 2012.

78.
Effective as of December 21, 2012, Big State Credit, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Big State Credit, Inc. by Cash America Pawn L.P. on December 21, 2012.

79.
Effective as of May 17, 2013, Wagle's, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Wagle's, Inc. by Florida Cash America, Inc. on May 17, 2013.

80.
Effective July 25, 2013, TDP Superstores Corp, but only for persons who became Employees in July or August 2013 as a result of the acquisition of certain assets of TDP Superstores Corp by Cash America Pawn L.P. on July 25, 2013.

81.
Effective August 1, 2013, TDP Superstores Corp, but only for persons who became Employees in July or August 2013 as a result of the acquisition of certain assets of TDP Superstores Corp by Cash America Pawn L.P. on August 1, 2013.

82.
Effective August 8, 2013, TDP Superstores Corp, but only for persons who became Employees in August 2013 as a result of the acquisition of certain assets of TDP Superstores Corp by Cash America Pawn L.P. on August 8, 2013.

83.
Effective November 20, 2013, Pawnmart, Inc., but only for persons who became Employees in November 2013 through January 2014 as a result of the acquisition of certain assets of Pawnmart, Inc. by Georgia Cash America, Inc. and Cash America, Inc. of North Carolina on November 20, 2013 and December 12, 2013.

84.
Effective as of April 28, 2014, Cash Value, Inc., but only for persons who became Employees immediately following and as a result of the acquisition of certain assets of Cash Value, Inc. by Florida Cash America, Inc. on April 28, 2014.

SeCASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

SCHEDULE C

TRANSFER ACCOUNTS
[See Plan Sections 1.76 and 4.2]

Plan Name                                Date of Transfer

1.	Doc Holliday’s 401(k) Plan May 15, 2000

C-1

CASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

SCHEDULE D

VESTING SCHEDULE FOR PLAN YEARS
BEGINNING BEFORE JANUARY 1, 1996
[See Plan Section 8.1]

The Matching Account of a Participant who performed an Hour of Service on or after April 1, 1994, but not after June 30, 1996, will vest in accordance with the following vesting schedule, based upon the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account
Less than 2 Years	0%
2 Years, but less than 3	25%
3 Years, but less than 4	50%
4 Years, but less than 5	75%
5 Years or more	100%

The Matching Account of a Participant who performed an Hour of Service on or before, but not after, March 31, 1994, will vest in accordance with the following vesting schedule, based upon the total of the Participant’s Years of Vesting Service:

Years of Vesting Service Completed by Participant	Vested Percentage of Participant’s Matching Account
Less than 2 Years	0%
2 Years, but less than 3	20%
3 Years, but less than 4	40%
4 Years, but less than 5	60%
5 Years, but less than 6	80%
6 Years or More	100%

D-1

CASH AMERICA INTERNATIONAL, INC.
401(k) SAVINGS PLAN

SCHEDULE E

ACQUIRED EMPLOYEES EXCLUDED FROM THE PLAN
[See Plan Section 1.22(d)]

None.

E-1